As filed with the Securities and Exchange Commission on November 10, 2004
                                                             File No. 333-117639
--------------------------------------------------------------------------------


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------


                                AMENDMENT NO. 2
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             ----------------------

                     CHINA UNISTONE ACQUISITION CORPORATION
             (Exact name of registrant as specified in its charter)

          Delaware                                       6770                                   20-1098541
(State or other jurisdiction of               (Primary Standard Industrial                    (I.R.S. Employer
incorporation or organization)                 Classification Code Number)                 Identification Number)

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             ----------------------

                      James Z. Li, Chief Executive Officer
                     China Unistone Acquisition Corporation
                          4 Columbus Circle, 5th Floor
                            New York, New York 10019
                                 (646) 442-6965

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ----------------------

                                   Copies to:

 David Alan Miller, Esq.                            Ralph W. Norton, Esq.
     Graubard Miller                                 Davis & Gilbert LLP
     600 Third Avenue                                   1740 Broadway
 New York, New York 10016                          New York, New York 10019
      (212) 818-8800                                    (212) 468-4800
(212) 818-8881 - Facsimile                        (212) 468-4888 - Facsimile

                             ----------------------

      Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |X|

                         CALCULATION OF REGISTRATION FEE

==========================================================================================================================
                                                                 Proposed              Proposed
                                                                  Maximum              Maximum             Amount of
      Title of each Class of             Amount being       Offering Price Per    Aggregate Offering      Registration
     Security being registered            Registered            Security(1)            Price(1)               Fee
--------------------------------------------------------------------------------------------------------------------------
Units, each consisting of one
share of Common Stock, $.0001 par       3,450,000 Units           $6.00               $20,700,000            $2,622.69
value, and two Warrants (2)
--------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock included as
part of the Units(2)                   3,450,000 Shares              --                        --                   --(3)
--------------------------------------------------------------------------------------------------------------------------
Warrants included as part of the
Units(2)                             6,900,000 Warrants              --                        --                   --(3)
--------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock underlying
the Warrants included in the           6,900,000 Shares           $5.00               $34,500,000            $4,371.15
Units(4)
--------------------------------------------------------------------------------------------------------------------------
Representative's Unit Purchase
Option                                                1            $100                      $100                   --(3)
--------------------------------------------------------------------------------------------------------------------------
Units underlying the
Representative's Unit Purchase
Option ("Underwriter's Units")(4)         150,000 Units           $9.90                $1,485,000              $188.15
--------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock included as
part of the Underwriter's Units(4)       150,000 Shares              --                        --                   --(3)
--------------------------------------------------------------------------------------------------------------------------
Warrants included as part of the
Representative's Units(4)              300,000 Warrants              --                        --                   --(3)
--------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock underlying
the Warrants included in the
Representative's Units(4)                300,000 Shares           $6.25                $1,875,000              $237.57
--------------------------------------------------------------------------------------------------------------------------
         Total                                                                        $58,560,100            $7,419.57(5)
==========================================================================================================================

----------
(1)   Estimated solely for the purpose of calculating the registration fee.

(2) Includes 450,000 Units and 450,000 shares of Common Stock and 900,000 Warrants underlying such Units which may be issued on exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.

(3)   No fee pursuant to Rule 457(g).

(4) Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued as a result of the anti-dilution provisions contained in the Warrants.

(5)   $7,674.99 has been previously paid.

                                   ----------

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                             Preliminary Prospectus
                     Subject to Completion, November 10, 2004


PROSPECTUS

                                   $18,000,000

                     CHINA UNISTONE ACQUISITION CORPORATION

                                 3,000,000 units

      China Unistone Acquisition Corporation is a blank check company recently formed for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business that has its primary operating facilities located in the People's Republic of China.

      This is an initial public offering of our securities. Each unit consists of:

      o     one share of our common stock; and

      o     two warrants.

      Each warrant entitles the holder to purchase one share of our common stock at a price of $5.00. Each warrant will become exercisable on the later of our completion of a business combination or _______ __, 2005 [one year from the date of this prospectus], and will expire on ________ __, 2008 [four years from the date of this prospectus], or earlier upon redemption.


      We have granted the underwriters a 45-day option to purchase up to 450,000 additional units solely to cover over-allotments, if any (over and above the 3,000,000 units referred to above). The over-allotment will be used only to cover the net syndicate short position resulting from the initial distribution. We have also agreed to sell to EarlyBirdCapital, Inc., the representative of the underwriters, for $100, as additional compensation, an option to purchase up to a total of 150,000 units at a per-unit offering price of $9.90. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $6.25 (125% of the exercise price of the warrants included in the units sold in the offering). The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.


      There is presently no public market for our units, common stock or warrants. We anticipate that the units will be quoted on the OTC Bulletin Board under the symbol _______ on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, the common stock and warrants will be traded on the OTC Bulletin Board under the symbols ______ and _____, respectively.


      INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 8 OF THIS PROSPECTUS FOR A DISCUSSION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN OUR SECURITIES.


      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                      Public          Underwriting discount     Proceeds, before
                  offering price        and commissions(1)       expenses, to us
                  --------------        ------------------       ---------------

Per unit ........   $      6.00             $     0.60             $      5.40
Total ...........   $18,000,000             $1,800,000             $16,200,000

----------
1) Includes a non-accountable expense allowance in the amount of 2% of the gross proceeds, or $0.12 per unit ($360,000 in total) payable to EarlyBirdCapital.


      Of the net proceeds we receive from this offering, $15,300,000 ($5.10 per unit) will be deposited into a trust account at JPMorgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company acting as trustee.


      We are offering the units for sale on a firm-commitment basis. EarlyBirdCapital, acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about __________ ____, 2004.

                             EarlyBirdCapital, Inc.

                                 ______ __, 2004

                                Table Of Contents


                                                                            Page
                                                                            ----
Prospectus Summary.........................................................   3
Summary Financial Data.....................................................   7
Risk Factors...............................................................   8
Use of Proceeds............................................................  18
Dilution...................................................................  19
Capitalization.............................................................  21
Management's Discussion and Analysis of
  Financial Condition and Results of Operations............................  21
Proposed Business..........................................................  23
Management.................................................................  32
Principal Stockholders.....................................................  35
Certain Transactions.......................................................  36
Description of Securities..................................................  37
Underwriting...............................................................  40
Legal Matters..............................................................  43
Experts....................................................................  43
Where You Can Find Additional Information..................................  44
Index to Financial Statements.............................................. F-1


                                   ----------

      You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

                                   ----------

--------------------------------------------------------------------------------
                               Prospectus Summary

      This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus, references to "we," "us" or "our company" refer to China Unistone Acquisition Corporation. Unless otherwise specified, references to "China" or the "PRC" refer to the People's Republic of China as well as the Hong Kong Special Administrative Region and the Macau Special Administrative Region, but do not include Taiwan. Additionally, unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option. Further, the information in this prospectus has been adjusted to give retroactive effect to reflect the contribution to us by our initial stockholders of a total of 125,000 shares of common stock in July 2004.

      We are a blank check company organized under the laws of the State of Delaware on May 7, 2004. We were formed to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business that has its primary operating facilities located in China. To date, our efforts have been limited to organizational activities.

      Opportunities for market expansion have emerged for businesses with operations in China due to certain changes in the PRC's political, economic and social policies as well as certain fundamental changes affecting the PRC and its neighboring countries. We believe that China represents both a favorable environment for making acquisitions and an attractive operating environment for a target business for several reasons, including, among other things, prolonged economic growth, attractive valuations for target businesses and increased government focus within China on privatizing assets, improving foreign trade and encouraging business and economic activity and China's recent entry into the World Trade Organization ("WTO"), the sole global international organization dealing with the rules of trade between nations, which may lead to a reduction on tariffs for industrial products, a reduction in trade restrictions and an increase in trading with the United States. Notwithstanding these facts, there are various risks of business acquisitions in China including, among others, the risk of increased government regulation, the risk that we may be unable to enforce our rights in China and the risk that China may revert back to former policies regarding privatization of business. Additionally, the PRC has not fully complied with all of its WTO obligations to date. This may lead to a deterioration of relations between China and other countries thereby straining trade dealings. For a more complete discussion of the risks relating to business acquisitions in China, see the section below entitled "Risk Factors."

      Although our efforts in identifying a prospective target business will not be limited to a particular industry, we initially intend to focus our search on businesses in the PRC that are engaged in providing physical and logistical infrastructure and support services to the banking and financial services industry. The PRC's accession as a member of the WTO in December 2001 was a catalyst for the opening up of the domestic banking and financial services industry to foreign participation. We believe that the liberalization of the banking and financial services industry in the PRC will force both the domestic and foreign banks and financial institutions to upgrade their operations to offer their customers a wider range of financial products and services, a greater breadth of services and a level of service quality that is in line with international standards. We believe that financial institutions will aggressively seek technology and outsourced solutions to resolve inefficiencies and lower costs so that they can compete effectively in the market place. The financial services industry has traditionally been one of the largest and most aggressive users of technology in developed countries like the United States and we believe this characteristic will emerge in China as well.

      While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business whose fair market value is at least equal to 80% of our net assets at the time of such acquisition. Consequently, it is likely that we will have the ability to effect only a single business combination.

      Our offices are located at 4 Columbus Circle, 5th Floor, New York, New York 10019 and our telephone number is (646) 442-6965.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 The Offering

Securities offered:.....................    3,000,000 units, at $6.00 per unit,
                                            each unit consisting of:

                                            o   one share of common stock; and

                                            o   two warrants.

                                            The units will begin trading on or
                                            promptly after the date of this
                                            prospectus. Each of the common stock
                                            and warrants may trade separately on
                                            the 90th day after the date of this
                                            prospectus unless EarlyBirdCapital
                                            determines that an earlier date is
                                            acceptable. In no event will
                                            EarlyBirdCapital allow separate
                                            trading of the common stock and
                                            warrants until we file an audited
                                            balance sheet reflecting our receipt
                                            of the gross proceeds of this
                                            offering. We will file a Current
                                            Report on Form 8-K, including an
                                            audited balance sheet, upon the
                                            consummation of this offering, which
                                            is anticipated to take place three
                                            business days from the date of this
                                            prospectus. The audited balance
                                            sheet will include proceeds we
                                            receive from the exercise of the
                                            over-allotment option if the
                                            over-allotment option is exercised
                                            prior to the filing of the Form 8-K.

Common stock:

   Number outstanding before this
   offering.............................    750,000 shares

   Number to be outstanding after this
   offering.............................    3,750,000 shares

Warrants:

   Number outstanding before this
   offering.............................    0

   Number to be outstanding after this
   offering.............................    6,000,000 warrants

   Exercisability.......................    Each warrant is exercisable for one
                                            share of common stock.

   Exercise price.......................    $5.00

   Exercise period......................    The warrants will become exercisable
                                            on the later of:

                                            o   the completion of a business
                                                combination with a target
                                                business, or

                                            o   [________], 2005 [one year from
                                                the date of this prospectus].

                                            The warrants will expire at 5:00
                                            p.m., New York City time, on
                                            [________], 2008 [four years from
                                            the date of this prospectus] or
                                            earlier upon redemption.

   Redemption...........................    We may redeem the outstanding
                                            warrants, with EarlyBirdCapital's
                                            prior consent:

                                            o   in whole and not in part,

                                            o   at a price of $.01 per warrant
                                                at any time after the warrants
                                                become exercisable,

                                            o   upon a minimum of 30 days' prior
                                                written notice of redemption,
                                                and

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                            o   if, and only if, the last sales
                                                price of our common stock equals
                                                or exceeds $8.50 per share for
                                                any 20 trading days within a 30
                                                trading day period ending three
                                                business days before we send the
                                                notice of redemption.

Proposed OTC Bulletin Board symbols
for our:

   Units................................    [______]

   Common stock.........................    [______]

   Warrants.............................    [______]


Offering proceeds to be held in trust:..    $15,300,000 of the proceeds of this
                                            offering ($5.10 per unit) will be
                                            placed in a trust account at
                                            JPMorgan Chase NY Bank maintained by
                                            Continental Stock Transfer & Trust
                                            Company, pursuant to an agreement to
                                            be signed on the date of this
                                            prospectus. These proceeds will not
                                            be released until the earlier of the
                                            completion of a business combination
                                            or our liquidation. Therefore,
                                            unless and until a business
                                            combination is consummated, the
                                            proceeds held in the trust fund will
                                            not be available for our use for any
                                            expenses related to this offering or
                                            expenses which we may incur related
                                            to the investigation and selection
                                            of a target business and the
                                            negotiation of an agreement to
                                            acquire a target business. These
                                            expenses may be paid prior to a
                                            business combination only from the
                                            net proceeds of this offering not
                                            held in the trust fund (initially,
                                            approximately $500,000).


                                            None of the warrants may be
                                            exercised until after the
                                            consummation of a business
                                            combination and, thus, after the
                                            proceeds of the trust fund have been
                                            disbursed, the warrant exercise
                                            price will be paid directly to us.

Stockholders must approve business
combination:............................    We will seek stockholder approval
                                            before we effect any business
                                            combination, even if the nature of
                                            the acquisition would not ordinarily
                                            require stockholder approval under
                                            applicable state law. In connection
                                            with the vote required for any
                                            business combination, all of our
                                            existing stockholders, including all
                                            of our officers and directors, have
                                            agreed to vote the shares of common
                                            stock owned by them immediately
                                            before this offering in accordance
                                            with the majority of the shares of
                                            common stock voted by the public
                                            stockholders. We will proceed with a
                                            business combination only if a
                                            majority of the shares of common
                                            stock voted by the public
                                            stockholders are voted in favor of
                                            the business combination and public
                                            stockholders owning less than 20% of
                                            the shares sold in this offering
                                            exercise their conversion rights
                                            described below.

Conversion rights for stockholders
voting to reject a business
combination:............................    Public stockholders voting against a
                                            business combination will be
                                            entitled to convert their stock into
                                            a pro rata share of the trust fund,
                                            including any interest earned on
                                            their portion of the trust fund, if
                                            the business combination is approved
                                            and completed.

Liquidation if no business
combination:............................    We will dissolve and promptly
                                            distribute only to our public
                                            stockholders the amount in our trust
                                            fund plus any remaining net assets
                                            if we do not effect a business
                                            combination within 18 months after
                                            consummation of this offering (or
                                            within 24 months from the

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                            consummation of this offering if a
                                            letter of intent, agreement in
                                            principle or definitive agreement
                                            has been executed within 18 months
                                            after consummation of this offering
                                            and the business combination has not
                                            yet been consummated within such 18
                                            month period).

Escrow of management shares:............    On the date of this prospectus, all
                                            of our existing stockholders,
                                            including all of our officers and
                                            directors, will place the shares
                                            they owned before this offering into
                                            an escrow account maintained by
                                            Continental Stock Transfer & Trust
                                            Company, acting as escrow agent.
                                            Subject to certain limited
                                            exceptions, these shares will not be
                                            transferable during the escrow
                                            period and will not be released from
                                            escrow until [________], 2007 [three
                                            years from the date of this
                                            prospectus].

Risks

      In making your decision on whether to invest in our securities, you should take into account not only the risks of doing business in the PRC and the backgrounds of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider all of the risks set forth in the section entitled "Risk Factors" beginning on page 8 of this prospectus.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                             SUMMARY FINANCIAL DATA

      The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.


                                                                         September 30, 2004
                                                                  ---------------------------------
                                                 June 22, 2004       (unaudited)        As Adjusted
                                                 -------------    ------------------    -----------
Balance Sheet Data:
Working capital/(deficiency) .................     $   (965)         $ (77,558)         $15,823,917
Total assets .................................       94,970            106,927           15,823,917
Total liabilities ............................       70,935             83,010                   --
Value of common stock which may
  be converted to cash ($5.10 per share) .....           --                 --            3,058,470
Stockholders' equity .........................       24,035             23,917           12,765,447


      The working capital deficiency excludes $25,000 and $101,475 of costs related to this offering which were paid prior to June 22, 2004 and September 30, 2004, respectively. These deferred offering costs have been recorded as a long-term asset and are reclassified against stockholders' equity in the "as adjusted" information.

      The "as adjusted" information gives effect to the sale of the units we are offering including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale.

      The working capital and total assets amounts include the $15,300,000 being held in the trust fund, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, we will be dissolved and the proceeds held in the trust fund will be distributed solely to our public stockholders.

      We will not proceed with a business combination if public stockholders owning 20% or more of the shares sold in this offering vote against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination if public stockholders owning up to approximately 19.99% of the shares sold in this offering exercise their conversion rights. If this occurred, we would be required to convert to cash up to approximately 19.99% of the 3,000,000 shares sold in this offering, or 599,700 shares of common stock, at an initial per-share conversion price of $5.10, without taking into account interest earned on the trust fund. Accordingly, these funds would not be available to us following a successful business combination. The actual per-share conversion price will be equal to:

      o the amount in the trust fund as of the record date for the determination of stockholders entitled to vote on the business combination plus any interest accrued through the record date,

      o divided by the number of shares of common stock sold in the offering.

--------------------------------------------------------------------------------

                                  Risk Factors

      An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our units.

                       Risks associated with our business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

      We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business that has its primary operating facilities located in the PRC. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues (other than interest income on the proceeds of this offering) until, at the earliest, after the consummation of a business combination.

If we are forced to liquidate before a business combination, our public stockholders will receive less than $6.00 per share upon distribution of the trust fund and our warrants will expire worthless.

      If we are unable to complete a business combination and are forced to liquidate our assets, the per-share liquidation distribution will be less than $6.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Furthermore, there will be no distribution with respect to our outstanding warrants and, accordingly, the warrants will expire worthless if we liquidate before the completion of a business combination. For a more complete discussion of the effects on our stockholders if we are unable to complete a business combination, see the section below entitled "Effecting a business combination - Liquidation if no business combination."

You will not be entitled to protections normally afforded to investors of blank check companies.


      Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a "blank check" company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K with the SEC upon consummation of this offering including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to Rule 419, our units will be immediately tradable and we have a longer period of time to complete a business combination in certain circumstances. For a more detailed comparison of our offering to offerings under Rule 419, see the section entitled "Comparison to offerings of blank check companies" below.


If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders will be less than $5.10 per share.

      Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements. Nor is there any guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Accordingly, the proceeds held in trust could be subject to claims which could take priority over the claims of our public stockholders and the per-share liquidation price could be less than $5.10, plus interest, due to claims of such creditors. If we liquidate before the completion of a business combination, Chih T. Cheung, our chairman, James Z. Li, our chief executive officer, and James Preissler, our chief financial officer and secretary, will be personally liable under certain circumstances to ensure that the proceeds in the trust fund are not reduced by the claims of various vendors or other entities that are owed money by us for services rendered or products sold to us. However, we cannot assure you that Messrs. Cheung, Li and Preissler will be able to satisfy those obligations.

Since we have not yet selected a particular industry or target business with which to complete a business combination, we are currently unable to ascertain the merits or risks of the industry or business in which we may ultimately operate.

      We may consummate a business combination with a company in any industry we choose and are not limited to any particular industry or type of business. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately acquire. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. If we complete a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. For a more complete discussion of our selection of a target business, see the section below entitled "Effecting a business combination - We have not identified a target business or target industry."

We may issue shares of our capital stock or debt securities to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.


      Our certificate of incorporation authorizes the issuance of up to 20,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. Immediately after this offering (assuming no exercise of the underwriters' over-allotment option), there will be 9,800,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants and the purchase option granted to EarlyBirdCapital, the representative of the underwriters) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue our securities, we will, in all likelihood, issue a substantial number of additional shares of our common stock or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:


      o may significantly reduce the equity interest of investors in this offering;

      o will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely also result in the resignation or removal of our present officers and directors; and

      o     may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

      o default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

      o acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and any such covenant are breached without a waiver or renegotiation of that covenant;

      o our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

      o our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

For a more complete discussion of the possible structure of a business combination, see the section below entitled "Effecting a business combination - Selection of a target business and structuring of a business combination."

It is likely that our current officers and directors will resign upon consummation of a business combination and we will have only limited ability to evaluate the management of the target business.

      Our ability to successfully effect a business combination will be totally dependent upon the efforts of our key personnel. The future role of our key personnel in the target business, however, cannot presently be ascertained. Although it is possible that some of our key personnel will remain associated in various capacities with the target business following a business combination, it is likely that the management of the target business at the time of the business combination will remain in place. Although we intend to closely scrutinize the management of a prospective target business in connection with evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of management will prove to be correct.

Our officers and directors may allocate their time to other businesses which could cause a negative impact on our ability to consummate a business combination.

      Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full time employees prior to the consummation of a business combination. Our executive officers are engaged in several other business endeavors and are not obligated to contribute any specific number of hours per week to our affairs. If their other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. For a complete discussion of the potential conflicts of interest that you should be aware of, see the section below entitled "Management - Conflicts of Interest." We cannot assure you that these conflicts will be resolved in our favor.

Some of our officers, directors and special advisors may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us and accordingly, may have conflicts of interest in determining which entity a particular business opportunity should be presented to.


      Our officers, directors and special advisors may in the future become affiliated with entities, including other "blank check" companies, engaged in business activities similar to those intended to be conducted by us. Additionally, our officers, directors and special advisors may become aware of business opportunities which may be appropriate for presentation to us as well as the other entities with which they are or may be affiliated. Due to their existing affiliations with other entities, they may have fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us which could cause additional conflicts of interest. They may also favor business combinations between us and other entities with which they are affiliated over other business opportunities presented to us for consideration. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete discussion of the potential conflicts of interest that you should be aware of, see the sections below entitled "Management - Directors and Executive Officers" and "Management - Conflicts of Interest." We cannot assure you that these conflicts will be resolved in our favor.


All of our officers and directors own shares of our securities which will not participate in liquidation distributions and therefore they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

      All of our officers and directors own stock in our company, but have waived their right to receive distributions upon liquidation. Additionally, Chih
T. Cheung, James Z. Li and James Preissler have collectively agreed with the representative of the underwriters that they and certain of their affiliates or designees will purchase warrants in the open market following this offering. The shares and warrants owned by our directors and officers will be worthless if we do not consummate a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business and completing a business combination timely. Consequently, our directors' and officers' discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders' best interest.

If our common stock becomes subject to the SEC's penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

      If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the "penny stock" rules promulgated under the Securities Exchange Act of 1934. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

      o     make a special written suitability determination for the purchaser;

      o receive the purchaser's written agreement to a transaction prior to sale;

      o provide the purchaser with risk disclosure documents which identify certain risks associated with investing in "penny stocks" and which describe the market for these "penny stocks" as well as a purchaser's legal remedies; and

      o obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a "penny stock" can be completed.

      If our common stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

It is probable that we will only be able to complete one business combination, which will cause us to be solely dependent on a single business and a limited number of products or services.

      The net proceeds from this offering will provide us with only approximately $15,800,000 which we may use to complete a business combination. Our initial business combination must be with a business with a fair market value of at least 80% of our net assets at the time of such acquisition. Consequently, it is probable that we will have the ability to complete only a single business combination. Accordingly, the prospects for our success may be:

      o     solely dependent upon the performance of a single business, or

      o dependent upon the development or market acceptance of a single or limited number of products, processes or services.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry.

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate an attractive business combination.

      We expect to encounter intense competition from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions within the PRC. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Further, the obligation we have to seek stockholder approval of a business combination may delay the consummation of a transaction, and our obligation to convert into cash the shares of common stock held by public stockholders in certain instances may reduce the resources available for a business combination. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

      Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, in as much as we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds in search of a target business, or because we become obligated to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

Our existing stockholders, including our officers and directors, control a substantial interest in us and thus may influence certain actions requiring stockholder vote.

      Upon consummation of our offering, our existing stockholders (including all of our officers and directors) will collectively own 20% of our issued and outstanding shares of common stock (assuming they do not purchase units in this offering). None of our existing stockholders, officers and directors have indicated to us that they intend to purchase our securities in the offering. Our board of directors is divided into three classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office at least until the consummation of the business combination. If there is an annual meeting, as a consequence of our "staggered" board of directors, only a minority of the board of directors will be considered for election and our existing stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our existing stockholders will continue to exert control at least until the consummation of a business combination. In addition, our existing stockholders and their affiliates and relatives are not prohibited from purchasing units in this offering or shares in the aftermarket. If they do, we cannot assure you that our existing stockholders will not have considerable influence upon the vote in connection with a business combination.

Our existing stockholders paid an aggregate of $25,000, or an average of approximately $0.033 per share, for their shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

      The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. The fact that our existing stockholders acquired their shares of common stock at a nominal price has significantly contributed to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 32.5% or $1.95 per share (the difference between the pro forma net tangible book value per share of $4.05, and the initial offering price of $6.00 per unit).

Our outstanding warrants may have an adverse effect on the market price of common stock and make it more difficult to effect a business combination.


      In connection with this offering, as part of the units, we will be issuing warrants to purchase 6,000,000 shares of common stock. We will also issue an option to purchase 150,000 units to the representative of the underwriters which, if exercised, will result in the issuance of an additional 300,000 warrants. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants and options could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants and options may make it more difficult to effectuate a business combination or increase the cost of the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants and options could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants and options are exercised, you may experience dilution to your holdings.

If our existing stockholders exercise their registration rights, it may have an adverse effect on the market price our common stock and the existence of these rights may make it more difficult to effect a business combination.

      Our existing stockholders are entitled to demand that we register the resale of their shares of common stock at any time after the date on which their shares are released from escrow. If our existing stockholders exercise their registration rights with respect to all of their shares of common stock, then there will be an additional 750,000 shares of common stock eligible for trading in the public market. The presence of this additional number of shares of common stock eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

If you are not an institutional investor, you may purchase our securities in this offering only if you reside within certain states and may engage in resale transactions only in those states and a limited number of other jurisdictions.

      We have applied to register our securities, or have obtained or will seek to obtain an exemption from registration, in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, Maryland, New York and Rhode Island. If you are not an "institutional investor," you must be a resident of these jurisdictions to purchase our securities in the offering. The definition of an "institutional investor" varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. In order to prevent resale transactions in violation of states' securities laws, you may engage in resale transactions only in these states and in a limited number of other jurisdictions in which an applicable exemption is available or a Blue Sky application has been filed and accepted. This restriction on resale may limit your ability to resell the securities purchased in this offering and may impact the price of our securities. For a more complete discussion of the Blue Sky state securities laws and registrations affecting this offering, please see the section entitled "State Blue Sky Information" below.

We intend to have our securities quoted on the OTC Bulletin Board, which will limit the liquidity and price of our securities more than if our securities were quoted or listed on the Nasdaq Stock Market or a national exchange.


      Our securities will be traded in the over-the-counter market. It is anticipated that they will be quoted on the OTC Bulletin Board, an NASD-sponsored and operated inter-dealer automated quotation system for equity securities not included on The Nasdaq Stock Market. Quotation of our securities on the OTC Bulletin Board will limit the liquidity and price of our securities more than if our securities were quoted or listed on The Nasdaq Stock Market or a national exchange.


The representative of the underwriters in the offering will not make a market for our securities which could adversely affect the liquidity and price of our securities.

      EarlyBirdCapital, the representative of the underwriters in this offering, does not make markets in securities and will not be making a market in our securities. However, we believe certain broker-dealers other than EarlyBirdCapital will be making a market in our securities. EarlyBirdCapital not acting as a market maker for our securities may adversely impact the liquidity of our securities.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

      If we are deemed to be an investment company under the Investment Company Act of 1940, our activities may be restricted, including:

      o     restrictions on the nature of our investments; and

      o     restrictions on the issuance of securities,

which may make it difficult for us to complete a business combination.

      In addition, we may have imposed upon us burdensome requirements, including:

      o     registration as an investment company;

      o     adoption of a specific form of corporate structure; and

      o reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

      We do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may only be invested by the trust agent in "government securities" with specific maturity dates. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940. If we were deemed to be subject to the act, compliance with these additional regulatory burdens would require additional expense that we have not allotted for.

Because we may be deemed to have no "independent" directors, actions taken and expenses incurred by our officers and directors on our behalf will generally not be subject to "independent" review.


      Each of our directors owns shares of our common stock and, although no compensation will be paid to them for services rendered prior to or in connection with a business combination, they may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because none of our directors will be deemed "independent," we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Although we believe that all actions taken by our directors on our behalf will be in our best interests, we cannot assure you that this will actually be the case. If actions are taken, or expenses are incurred that are actually not in our best interests, it could have a material adverse effect on our business and operations and the price of our stock held by the public stockholders.


Because our initial stockholders' initial equity investment was only $25,000, our offering may be disallowed by state administrators that follow the North American Securities Administrators Association, Inc. Statement of Policy on development stage companies.

      Pursuant to the Statement of Policy Regarding Promoter's Equity Investment promulgated by The North American Securities Administrators Association, Inc., an international organization devoted to investor protection, any state administrator may disallow an offering of a development stage company if the initial equity investment by a company's promoters does not equal a certain percentage of the aggregate public offering price. Our promoters' initial investment of $25,000 is less than the required $560,000 minimum amount pursuant to this policy. Accordingly, a state administrator would have the discretion to disallow our offering if it wanted to. We cannot assure you that our offering would not be disallowed pursuant to this policy. Additionally, the initial equity investment made by the initial stockholders may not adequately protect investors.

      Risks associated with our acquisition of a target business in the PRC

If the PRC does not continue its policy of economic reforms, it could, among other things, result in an increase in tariffs and trade restrictions on products we ultimately produce or sell following a business combination.

         The PRC government has been reforming its economic system since the late 1970s. The economy of the PRC has historically been a nationalistic, "planned economy," meaning it has functioned and produced according to governmental plans and pre-set targets or quotas. However, in recent years, the PRC government has implemented measures emphasizing the utilization of market forces for economic reform and the reduction of state ownership in business enterprises. Although we believe that the changes adopted by the PRC government have had a positive effect on the economic development of the PRC, additional changes still need to be made. For example, a substantial portion of productive assets in the PRC are still owned by the PRC government. Additionally, the government continues to play a significant role in regulating industrial development. We cannot predict the timing or extent of any future economic reforms that may be proposed.

         A recent positive economic change has been the PRC's entry into the World Trade Organization, the sole global international organization dealing with the rules of trade between nations. We believe this entry will open up the domestic banking and financial services industry to foreign participation. However, the PRC has not fully complied with all of its WTO obligations to date, including fully opening its markets to American goods and easing the current trade imbalance between the two countries. If actions are not taken to rectify these problems, trade relations may be strained and this may have a negative impact on China's economy.
If relations between the United States and the PRC deteriorate, it could cause potential target businesses or their goods or services to become less attractive.

      The relationship between the United States and the PRC is subject to sudden fluctuation and periodic tension. For instance, the United States recently announced its intention to impose new short-term quotas on Chinese clothing imports, which may be extended for several years. Such import quotas may adversely affect political relations between the two countries and result in retaliatory countermeasures by the PRC in industries that may affect our ultimate target business. Relations may also be compromised if the U.S. becomes a more vocal advocate of Taiwan or proceeds to sell certain military weapons and technology to Taiwan. Changes in political conditions in the PRC and changes in the state of Sino-U.S. relations are difficult to predict and could adversely affect our operations or cause potential target businesses or their goods and services to become less attractive.

If the PRC imposes restrictions to reduce inflation, future economic growth in the PRC could be severely curtailed which could lead to a significant decrease in our profitability following a business combination.

      While the economy of the PRC has experienced rapid growth, this growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the supply of money and rising inflation. In order to control inflation in the past, the PRC has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. If similar restrictions are imposed, it may lead to a slowing of economic growth and decrease the interest in the services or products we may ultimately offer leading to a decline in our profitability.

Any devaluation of currencies used in the PRC could negatively impact our target business' results of operations and could cause the cost of a target business as measured in dollars to increase.

      Because our objective is to acquire a target business having its primary operating facilities located in the PRC, and because substantially all revenues and income would be received in a foreign currency such as Renminbi, the main currency used in the PRC, the dollar equivalent of our net assets and distributions, if any, would be adversely affected by reductions in the value of the Renminbi. The value of the Renminbi fluctuates and is affected by, among other things, changes in the PRC's political and economic conditions. The conversion of Renminbi into foreign currencies such as the dollar has been generally based on rates set by the People's Bank of China, which are set daily based on the previous day's interbank foreign exchange market rates and current exchange rates on the world financial markets. The official exchange rate has remained stable over the past several years. However, any devaluation may materially and adversely affect a target business. Recently, the United States and other nations have been pressing China to increase the value of the Renminbi against the dollar and other currencies. If the Renminbi appreciates in value against the dollar prior to the consummation of a business combination, the cost of a target business as measured in dollars will increase.

Because Chinese law will govern almost all of any target business' material agreements, we may not be able to enforce our rights within the PRC or elsewhere, which could result in a significant loss of business, business opportunities or capital.

      Chinese law will govern almost all of our target business' material agreements, many of which may be with Chinese governmental agencies. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available outside of the PRC. The system of laws and the enforcement of existing laws in the PRC may not be as certain in implementation and interpretation as in the United States. The Chinese judiciary is relatively inexperienced in enforcing corporate and commercial law, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital.


Because some of our directors and officers reside outside of the United States and, after the consummation of a business combination, substantially all of our assets will be located outside of the United States, it may be difficult for investors to enforce their legal rights against such individuals.

      Some of our directors and officers reside outside of the United States and, after the consummation of a business combination, substantially all of our assets will be located outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws. Moreover, we have been advised that the PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States. Further, it is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement of criminal penalties of the Federal securities laws.


If the PRC enacts regulations in our target business' proposed industry segments which forbid or restrict foreign investment, our ability to consummate a business combination could be severely impaired.

      We initially intend to focus our search for target businesses in the PRC that are engaged in providing physical and logistical infrastructure and support services to the banking and financial services industry. Many of the rules and regulations that we would face are not explicitly communicated. If new laws or regulations forbid foreign investment in our proposed industries, they could severely impair our target businesses operations. Additionally, if the relevant Chinese authorities find us or the target business with which we ultimately complete a business combination to be in violation of any existing or future Chinese laws or regulations, they would have broad discretion in dealing with such a violation, including, without limitation:

      o     levying fines;

      o     revoking our business and other licenses;

      o     requiring that we restructure our ownership or operations; and

      o     requiring that we discontinue any portion or all of our business.

For a more complete discussion of the government regulations in the PRC, see the section below entitled "Proposed business - Government regulation."

If our management following a business combination is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws which could lead to various regulatory issues.

      It is likely that, following a business combination, our management will resign from their positions as officers of the company and the management of the target business at the time of the business combination will remain in place. We cannot assure you that management of the target business will be familiar with United States securities laws. If new management is unfamiliar with our laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Exchange controls that exist in the PRC may limit our ability to utilize our cash flow effectively following a business combination.

      Following a business combination, we will be subject to the PRC's rules and regulations on currency conversion. In the PRC, the State Administration for Foreign Exchange (SAFE) regulates the conversion of the Renminbi into foreign currencies. Currently, foreign investment enterprises (FIEs) are required to apply to the SAFE for "Foreign Exchange Registration Certificates for FIEs." Following a business combination, we will likely be an FIE as a result of our ownership structure. With such registration certificates, which need to be renewed annually, FIEs are allowed to open foreign currency accounts including a "basic account" and "capital account." Currency translation within the scope of the "basic account," such as remittance of foreign currencies for payment of dividends, can be effected without requiring the approval of the SAFE. However, conversion of currency in the "capital account," including capital items such as direct investment, loans and securities, still require approval of the SAFE. We cannot assure you that the PRC regulatory authorities will not impose further restrictions on the convertibility of the Renminbi. Any future restrictions on currency exchanges may limit our ability to use our cash flow for the distribution of dividends to our stockholders or to fund operations we may have outside of the PRC.

If certain exemptions within the PRC regarding withholding taxes are removed, we may be required to deduct Chinese corporate withholding taxes from dividends we may pay to our stockholders following a business combination.

      According to the PRC's applicable income tax laws, regulations, notices and decisions related to foreign investment enterprises and their investors (the "Applicable Foreign Enterprises Tax Law"), income such as dividends and profits distribution from the PRC derived from a foreign enterprise which has no establishment in the PRC is subject to a 10% withholding tax, unless the relevant income is specifically exempted from tax under the Applicable Foreign Enterprises Tax Law. Currently, profits derived by a stockholder, such as through dividends, from a PRC enterprise is exempted. However, if the foregoing exemption is removed in the future following a business combination, we may be required to deduct certain amounts from dividends we may pay to our stockholders to pay corporate withholding taxes.

Because any target business that we attempt to complete a business combination with will be required to provide our stockholders with financial statements prepared in accordance with and reconciled to United States generally accepted accounting principles, prospective target businesses may be limited.

      In accordance with requirements of United States Federal securities laws, in order to seek stockholder approval of a business combination, a proposed target business will be required to have certain financial statements which are prepared in accordance with, or which can be reconciled to, U.S. generally accepted accounting principles and audited in accordance with U.S. generally accepted auditing standards. To the extent that a proposed target business does not have financial statements which have been prepared with, or which can be reconciled to, U.S. GAAP, and audited in accordance with U.S. GAAS, we will not be able to acquire that proposed target business. These financial statement requirements may limit the pool of potential target businesses which we may acquire.

                                 USE OF PROCEEDS

      We estimate that the net proceeds of this offering will be as set forth in the following table:

                                                               Without Over-       Over-Allotment
                                                             Allotment Option     Option Exercised
                                                             ----------------     ----------------
Gross proceeds............................................    $18,000,000.00        $20,700,000.00
Offering expenses(1)
   Underwriting discount (8% of gross proceeds)...........      1,440,000.00          1,656,000.00
   Underwriting non-accountable expense allowance
      (2% of gross proceeds)..............................        360,000.00            360,000.00
   Legal fees and expenses (including blue sky
      services and expenses)..............................        230,000.00            257,000.00
   Miscellaneous expenses.................................         80,767.40             80,767.40
   Printing and engraving expenses........................         50,000.00             50,000.00
   Accounting fees and expenses...........................         25,000.00             25,000.00
   SEC registration fee...................................          7,674.99              7,674.99
   NASD registration fee..................................          6,557.61              6,557.61
Net proceeds
   Held in trust..........................................     15,300,000.00         17,595,000.00
   Not held in trust......................................        500,000.00            662,000.00
                                                              --------------        --------------
   Total net proceeds.....................................    $15,800,000.00        $18,257,000.00
                                                              ==============        ==============

Use of net proceeds not held in trust
Payment of administrative fee to BZB Leasing, Inc.
   ($7,500 per month for two years).................    $180,000         (36.0%)      $180,000        (27.2%)
Legal, accounting and other expenses attendant to
   the due diligence investigation, structuring and
   negotiation of a business combination............     150,000         (30.0%)       150,000        (22.7%)
Due diligence of prospective target businesses......      50,000         (10.0%)        50,000         (7.6%)
Legal and accounting fees relating to SEC
   reporting obligations............................      40,000          (8.0%)        40,000         (6.0%)
Working capital to cover miscellaneous expenses,
   D&O insurance and reserves.......................      80,000         (16.0%)       242,000        (36.5%)
                                                        --------        ------        --------      -------
      Total.........................................    $500,000        (100.0%)      $662,000      (100.00%)
                                                        ========        ======        ========      =======

----------
(1) A portion of the offering expenses have been paid from the funds we received from Messrs. Cheung, Li and Preissler described below. These funds will be repaid out of the proceeds of this offering not being placed in trust upon consummation of this offering.

      $15,300,000, or $17,595,000 if the underwriters' over-allotment option is exercised in full, of net proceeds will be placed in a trust account at JPMorgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee. The proceeds will not be released from the trust fund until the earlier of the completion of a business combination or our liquidation. The proceeds held in the trust fund may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business or to effect other acquisitions, as determined by our board of directors at that time.

      The payment to BZB Leasing of a monthly fee of $7,500 is for general and administrative services including office space, utilities and secretarial support. None of our initial stockholders, including our officers and directors, has any affiliation with BZB Leasing. Upon completion of a business combination, we will no longer be required to pay this monthly fee.


      We intend to use the excess working capital (approximately $80,000 or $242,000 if the over-allotment option is exercised in full) for director and officer liability insurance premiums (approximately $40,000) with the balance of $40,000, or $202,000 if the over-allotment option is exercised in full, being held in reserve in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as well as for reimbursement of any out-of-pocket expenses incurred by our existing stockholders in connection with activities on our behalf as described below. We believe that the excess working capital will be sufficient to cover the foregoing expenses and reimbursement costs.

      To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust fund as well as any other net proceeds not expended will be used to finance the operations of the target business.

      Each of Chih T. Cheung, our chairman, James Z. Li, our chief executive officer and secretary, and James Preissler, our chief financial officer, has advanced to us a total of $23,333.33, aggregating a total of $70,000, which was used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fee, NASD registration fee and legal fees and expenses. The loans will be payable without interest on the earlier of June 14, 2005 or the consummation of this offering. The loans will be repaid out of the proceeds of this offering not being placed in trust.

      The net proceeds of this offering not held in the trust fund and not immediately required for the purposes set forth above will only be invested in United States "government securities," defined as any Treasury Bill issued by the United States having a maturity of one hundred and eighty days or less so that we are not deemed to be an investment company under the Investment Company Act. The interest income derived from investment of these net proceeds during this period will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed.

      We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 24 months, assuming that a business combination is not consummated during that time.

      Commencing on the effective date of this prospectus through the consummation of the acquisition of the target business, we will pay BZB Leasing the fee described above. None of our initial stockholders, including our officers and directors, has any affiliation with BZB Leasing. No compensation of any kind (including finder's and consulting fees) will be paid to any of our existing stockholders, or any of their affiliates, for services rendered to us prior to or in connection with the consummation of the business combination. However, our existing stockholders will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

      A public stockholder will be entitled to receive funds from the trust fund (including interest earned on his, her or its portion of the trust fund) only in the event of our liquidation or if that public stockholder were to seek to convert such shares into cash in connection with a business combination which the public stockholder voted against and which we actually consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust fund.

                                    DILUTION

      The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.


      At September 30, 2004, our net tangible book value was a deficiency of $77,558, or approximately $0.10 per share of common stock. After giving effect to the sale of 3,000,000 shares of common stock included in the units, and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value at September 30, 2004 would have been $12,765,447 or $4.05 per share, representing an immediate increase in net tangible book value of $4.15 per share to the existing stockholders and an immediate dilution of $1.95 per share or 32.5% to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $3,058,470 less than it otherwise would have been because if we effect a business combination, the conversion rights to the public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the amount in the trust account as of the record date for the determination of stockholders entitled to vote on the business combination, inclusive of any interest, divided by the number of shares sold in this offering.

      The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:


Public offering price.......................................               $6.00
   Net tangible book value before this offering.............  (.10)
   Increase attributable to new investors...................  4.15
                                                              ----
Pro forma net tangible book value after this offering.......                4.05
                                                                           -----
Dilution to new investors...................................               $1.95
                                                                           =====


      The following table sets forth information with respect to our existing stockholders and the new investors:

                                                 Shares Purchased            Total Consideration        Average
                                             ------------------------     -------------------------      Price
                                              Number       Percentage       Amount       Percentage    Per Share
                                              ------       ----------       ------       ----------    ---------
Existing stockholders....................      750,000        20.0%       $    25,000         0.1%      $0.033
New investors............................    3,000,000        80.0%       $18,000,000        99.9%      $ 6.00
                                             ---------       ------       -----------       ------
                                             3,750,000       100.0%       $18,025,000       100.0%
                                             =========       ======       ===========       ======

                                 Capitalization


      The following table sets forth our capitalization at September 30, 2004 and as adjusted to give effect to the sale of our units and the application of the estimated net proceeds derived from the sale of our units:

                                                                                       September 30, 2004
                                                                                   --------------------------
                                                                                   Actual         As Adjusted
                                                                                   ------         -----------
Common stock, $.0001 par value, -0- and 599,700 shares which are
   subject to possible conversion, shares at conversion value..................    $    --        $ 3,058,470
                                                                                   =======        ===========
Stockholders' equity:
   Preferred stock, $.0001 par value, 1,000,000 shares authorized; none
      issued or outstanding....................................................         --                 --
                                                                                   -------        -----------
   Common stock, $.0001 par value, 20,000,000 shares authorized;
      750,000 shares issued and outstanding; 3,150,300 shares issued and outstanding (excluding 599,700 shares subject to possible
      conversion), as adjusted.................................................         75                315
   Additional paid-in capital..................................................     24,925         12,766,215
   Deficit accumulated in the development stage................................     (1,083)            (1,083)
                                                                                   -------        -----------
      Total stockholders' equity:..............................................     23,917         12,765,447
                                                                                   =======        ===========
      Total capitalization.....................................................    $23,917        $15,823,917
                                                                                   =======        ===========


      If we consummate a business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the amount in the trust fund as of the record date for determination of stockholders entitled to vote on the business combination, inclusive of any interest thereon, divided by the number of shares sold in this offering.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      We were formed on May 7, 2004, to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with a company which has its primary operating facilities located in the PRC. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

      o     may significantly reduce the equity interest of our stockholders;

      o will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

      o     may adversely affect prevailing market prices for our common stock.

Similarly, if we issued debt securities, it could result in:

      o default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

      o acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

      o our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

      o our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

      We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.


      We estimate that the net proceeds from the sale of the units, after deducting offering expenses of approximately $760,000, including $360,000 evidencing the underwriters' non-accountable expense allowance of 2% of the gross proceeds, and underwriting discounts of approximately $1,440,000, will be approximately $15,800,000, or $18,257,000 if the underwriters' over-allotment option is exercised in full. Of this amount, $15,300,000, or $17,595,000 if the underwriters' over-allotment option is exercised in full, will be held in trust and the remaining $500,000, or $662,000 if the underwriters' over-allotment option is exercised in full, will not be held in trust. We will use substantially all of the net proceeds of this offering to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust fund as well as any other net proceeds not expended will be used to finance the operations of the target business. We believe that, upon consummation of this offering, the funds available to us outside of the trust fund will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate approximately $180,000 for the administrative fee payable to BZB Leasing ($7,500 per month for two years), $150,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiating of a business combination, $50,000 of expenses for the due diligence and investigation of a target business, $40,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and $80,000 (or $242,000 if the over-allotment option is exercised in full) for general working capital that will be used for miscellaneous expenses and reserves, including approximately $40,000 for director and officer liability insurance premiums. We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us. We would only consummate such a fund raising simultaneously with the consummation of a business combination.


      We are obligated, commencing on the date of this prospectus, to pay to BZB Leasing a monthly fee of $7,500 for general and administrative services. In addition, on June 14, 2004, Messrs. Cheung, Li and Preissler advanced an aggregate of $70,000 to us, on a non-interest bearing basis, for payment of offering expenses on our behalf. The loans will be payable without interest on the earlier of June 14, 2005 or the consummation of this offering. The loans will be repaid out of the proceeds of this offering not being placed in trust.

                                PROPOSED BUSINESS

Introduction

      We are a recently organized Delaware blank check company incorporated on May 7, 2004 in order to serve as a vehicle for the acquisition of an operating business that has its primary operating facilities located in China.

      Opportunities for market expansion have emerged for businesses with operations in China due to certain changes in the PRC's political, economic and social policies as well as certain fundamental changes affecting the PRC and its neighboring countries. We believe that China represents both a favorable environment for making acquisitions and an attractive operating environment for a target business for several reasons, including:

      o prolonged economic expansion within China, including gross domestic product growth of approximately 9% on average over the last 25 years with forecasted growth of 8% for 2004;

      o     attractive valuations for target businesses within China;

      o increased government focus within China on privatizing assets, improving foreign trade and encouraging business and economic activity;

      o favorable labor rates and efficient, low-cost manufacturing capabilities;

      o the recent entry of China into the World Trade Organization, the sole global international organization dealing with the rules of trade between nations, which may lead to a reduction on tariffs for industrial products, a reduction in trade restrictions and an increase in trading with the United States; and

      o the fact that China's public equity markets are not as well developed and active as the equity markets within the United States and are characterized by companies with relatively small market capitalizations and low trading volumes.

      We believe that these factors and others should enable us to acquire a target business with growth potential on favorable terms.

      Although our efforts in identifying a prospective target business will not be limited to a particular industry, we initially intend to focus our search on businesses in the PRC that are engaged in providing physical and logistical infrastructure and support services to the banking and financial services industry. Opportunities for market expansion have emerged for these businesses with operations in the PRC due to various changes in the PRC's political, economic and social policies. The PRC's accession as a member of the WTO in December 2001 was a catalyst for the opening up of the domestic banking and financial services industry to foreign participation. We believe that the liberalization of the banking and financial services industry in the PRC will force both the domestic and foreign banks and financial institutions to upgrade their operations to offer their customers a range of financial products and services, breadth of services and the level of service quality that are in line with international standards. As such, financial institutions will aggressively seek technology and outsourced solutions to resolve inefficiencies and lower costs so that they can compete effectively in the market place. The financial services industry has traditionally been one of the largest and most aggressive users of technology in developed countries like the United States and we believe this characteristic will emerge in China as well.

Government regulations

      Government regulations relating to our proposed industries

      There are currently no specific regulations in China relating to the industries we intend to focus on. However, as new e-commerce legislation is expected to be introduced before the end of 2004, it is possible that our proposed industries could be impacted by such legislation. We cannot predict the timing or the effect of future developments in the regulatory framework for our proposed industries in the PRC at this time. If new laws or regulations forbid foreign investment in our proposed industries, they could severely impair our ability to complete a business combination with a target business in those sectors.

      Government regulations relating to foreign exchange controls

      In the PRC, the State Administration for Foreign Exchange ("SAFE") regulates the conversion of the Renminbi, China's currency, into foreign currencies. Over the past several years, China has relaxed its foreign exchange controls over account transactions. As a result of this relaxation, foreign investment enterprises (FIEs) are no longer required to obtain prior approval before entering into certain transactions but are required to apply to the SAFE for "Foreign Exchange Registration Certificates for FIEs." Following a business combination, we will likely be an FIE as a result of our ownership structure. With such registration certificates, which need to be renewed annually, FIEs are allowed to open foreign currency accounts including a "basic account" and "capital account." Currency translation within the scope of the "basic account," such as remittance of foreign currencies for payment of dividends, can be effected without requiring the approval of the SAFE. However, conversion of currency in the "capital account," including capital items such as direct investment, loans and securities, still require approval of the SAFE. This prior approval may delay or impair our ability to operate following a business combination.

      Government regulations relating to taxation

      Under the PRC's current tax laws, regulations and rulings, companies providing certain services, assigning intangible assets or selling immovable property are subject to a business tax at a rate ranging from 3% to 20% of the charges of the services provided, intangible assets assigned or immovable property sold, as the case may be. According to the Applicable Foreign Enterprises Tax Law, income such as dividends and profits distribution from the PRC derived from a foreign enterprise which has no establishment in the PRC is subject to a 10% withholding tax, subject to reduction as provided by any applicable double taxation treaty, unless the relevant income is specifically exempted from tax under the Applicable Foreign Enterprises Tax Law. The profit derived by a foreign investor from a PRC enterprise is currently exempted from PRC tax according to the Applicable Foreign Enterprises Tax Law. However, if this exemption were to be removed in the future, we might be required to deduct certain amounts from dividends we may pay to our stockholders following a business combination to pay corporate withholding taxes.

Effecting a business combination

      General

      We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.

      We have not identified a target business or target industry

      To date, we have not selected any target business or target industry on which to concentrate our search for a business combination. Subject to the limitations that a target business have its primary operating facilities located in the PRC and have a fair market value of at least 80% of our net assets at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

      Sources of target businesses

      We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community, who may present solicited or unsolicited proposals. Our officers and directors as well as their affiliates may also bring to our attention target business candidates. While we do not presently anticipate engaging the services of professional firms that specialize in business acquisitions on any formal basis, we may engage these firms in the future, in which event we may pay a finder's fee or other compensation. In no event, however, will we pay any of our existing officers, directors or stockholders or any entity with which they are affiliated any finder's fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination.

      Selection of a target business and structuring of a business combination

      Subject to the requirement that our initial business combination must be with a target business with a fair market value that is at least 80% of our net assets at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. In evaluating a prospective target business, our management will consider, among other factors, the following:

      o     financial condition and results of operation;

      o     valuation;

      o     growth potential;

      o experience and skill of management and availability of additional personnel;

      o     capital requirements;

      o     competitive position;

      o     stage of development of the products, processes or services;

      o degree of current or potential market acceptance of the products, processes or services;

      o proprietary features and degree of intellectual property or other protection of the products, processes or services;

      o     regulatory environment of the industry; and

      o     costs associated with effecting the business combination.

      These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which will be made available to us.

      The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. However, we will not pay any finders or consulting fees to our existing stockholders, or any of their respective affiliates, for services rendered to or in connection with a business combination.

      Fair Market Value of Target Business

      The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition. The fair market value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that fair market value meets the 80% of net assets threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders, although copies will be provided to stockholders who request it. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business has sufficient fair market value.

      Probable lack of business diversification

      While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business which satisfies the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, it is probable that we will have the ability to effect only a single business combination. Accordingly, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

      o subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

      o result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

      Limited ability to evaluate the target business' management

      Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business' management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our directors will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business or that they will be familiar with their responsibilities under the United States securities laws.

      Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

      Opportunity for stockholder approval of business combination

      Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business.

      In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the majority of the shares of common stock voted by the public stockholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders, officers and directors. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights.

      Conversion rights

      At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder's shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. The actual per-share conversion price will be equal to the amount in the trust fund, inclusive of any interest, as of the record date for determination of stockholders entitled to vote on the business combination, divided by the number of shares sold in this offering. Without taking into any account interest earned on the trust fund, the initial per-share conversion price would be $5.10, or $0.90 less than the per-unit offering price of $6.00. An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Public stockholders who convert their stock into their share of the trust fund still have the right to exercise the warrants that they received as part of the units. We will not complete any business combination if public stockholders, owning 20% or more of the shares sold in this offering, exercise their conversion rights.

      Liquidation if no business combination

      If we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months if the extension criteria described below have been satisfied, we will be dissolved and will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust fund, inclusive of any interest, plus any remaining net assets. Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them immediately prior to this offering. There will be no distribution from the trust fund with respect to our warrants.

      If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust fund, and without taking into account interest, if any, earned on the trust fund, the initial per-share liquidation price would be $5.10, or $0.90 less than the per-unit offering price of $6.00. The proceeds deposited in the trust fund could, however, become subject to the claims of our creditors which could be prior to the claims of our public stockholders. We cannot assure you that the actual per-share liquidation price will not be less than $5.10, plus interest, due to claims of creditors. Each of Chih T. Cheung, our chairman of the board, James Z. Li, our chief executive officer and secretary, and James Preissler, our chief financial officer, has agreed pursuant to an agreement with us and EarlyBirdCapital that, if we liquidate prior to the consummation of a business combination, they will be personally liable to pay debts and obligations to vendors or other entities that are owed money by us for services rendered or products sold to us in excess of the net proceeds of this offering not held in the trust account. We cannot assure you, however, that Messrs. Cheung, Li and Preissler would be able to satisfy those obligations.

      If we enter into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to the expiration of 18 months after the consummation of this offering, but are unable to complete the business combination within the 18-month period, then we will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If we are unable to do so by the expiration of the 24-month period from the consummation of this offering, we will then liquidate. Upon notice from us, the trustee of the trust fund will commence liquidating the investments constituting the trust fund and will arrange for the distribution of the proceeds to our stockholders. We anticipate that our instruction to the trustee would be given promptly after the expiration of the applicable 18-month or 24-month period.

      Our public stockholders shall be entitled to receive funds from the trust fund only in the event of our liquidation or if the stockholders seek to convert their respective shares into cash upon a business combination which the stockholder voted against and which is actually completed by us. In no other circumstances shall a stockholder have any right or interest of any kind to or in the trust fund.

Competition

      In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further:

      o our obligation to seek stockholder approval of a business combination may delay the completion of a transaction;

      o our obligation to convert into cash shares of common stock held by our public stockholders in certain instances may reduce the resources available to us for a business combination; and

      o our outstanding warrants and options, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.


      Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as us in acquiring a target business with significant growth potential on favorable terms.


      If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

      We maintain our executive offices at 4 Columbus Circle, 5th Floor, New York, New York. The cost for this space is included in the $7,500 per-month fee BZB Leasing charges us for general and administrative services pursuant to a letter agreement between us and BZB Leasing. We consider our current office space adequate for our current operations.

Employees


      We have three executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on the availability of suitable target businesses to investigate, although we expect them to devote an average of approximately ten hours per week to our business. We do not intend to have any full time employees prior to the consummation of a business combination.


Periodic Reporting and Audited Financial Statements

      We have registered our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent accountants.

      We will not acquire a target business if audited financial statements based on United States generally accepted accounting principles cannot be obtained for the target business. Additionally, our management will provide stockholders with audited financial statements, prepared in accordance with United States GAAP, of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with United States GAAP or that the potential target business will be able to reconcile its financial statements with United States GAAP. The financial statements of a potential target business will be required to be audited in accordance with United States generally accepted accounting standards. To the extent that this requirement cannot be met, we will not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, given the broad range of companies we may consummate a business combination with, we do not believe that the narrowing of the pool will be material.

Comparison to offerings of blank check companies

      The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.


                                 Terms of Our Offering            Terms Under a Rule 419 Offering
                                 ---------------------            -------------------------------
Escrow of offering          $15,300,000 of the net offering      $14,580,000 of the offering
proceeds                    proceeds will be deposited into a    proceeds would be required to be
                            trust account at JPMorgan Chase NY   deposited into either an escrow
                            Bank maintained by Continental       account with an insured depositary
                            Stock Transfer & Trust Company.      institution or in a separate bank
                                                                 account established by a
                                                                 broker-dealer in which the
                                                                 broker-dealer acts as trustee for
                                                                 persons having the beneficial
                                                                 interests in the account.

Investment of net           The $15,300,000 of net offering      Proceeds could be invested only in
proceeds                    proceeds held in trust will only be  specified securities such as a
                            invested in U.S. "government         money market fund meeting
                            securities," defined as any          conditions of the Investment
                            Treasury Bill issued by the United   Company Act of 1940 or in
                            States having a maturity of one      securities that are direct
                            hundred and eighty days or less.     obligations of, or obligations
                                                                 guaranteed as to principal or
                                                                 interest by, the United States.

Limitation on Fair Value    The initial target business that we  We would be restricted from
or Net Assets of Target     acquire must have a fair market      acquiring a target business unless
Business                    value equal to at least 80% of our   the fair value of such business or
                            net assets at the time of such       net assets to be acquired represent
                            acquisition.                         at least 80% of the maximum
                                                                 offering proceeds.

Trading of securities       The units may commence trading on    No trading of the units or the
issued                      or promptly after the date of this   underlying common stock and
                            prospectus. The common stock and     warrants would be permitted until
                            warrants comprising the units will   the completion of a business
                            begin to trade separately on the     combination. During this period,
                            90th day after the date of this      the securities would be held in the
                            prospectus unless EarlyBirdCapital   escrow or trust account.
                            informs us of its decision to allow
                            earlier separate trading, provided
                            we have filed with the SEC a
                            Current Report on Form 8-K, which
                            includes an audited balance sheet
                            reflecting our receipt of the
                            proceeds of this offering,
                            including any proceeds we receive
                            from the exercise of the
                            over-allotment option, if such
                            option is exercised prior to the
                            filing of the Form 8-K.

                                 Terms of Our Offering            Terms Under a Rule 419 Offering
                                 ---------------------            -------------------------------
Exercise of the warrants    The warrants cannot be exercised     The warrants could be exercised
                            until the later of the completion    prior to the completion of a
                            of a business combination or one     business combination, but
                            year from the date of this           securities received and cash paid
                            prospectus, and, accordingly, will   in connection with the exercise
                            only be exercised after the trust    would be deposited in the escrow or
                            fund has been terminated and         trust account.
                            distributed.

Election to remain an       We will give our stockholders the    A prospectus containing information
investor                    opportunity to vote on the business  required by the SEC would be sent
                            combination. In connection with      to each investor. Each investor
                            seeking stockholder approval, we     would be given the opportunity to
                            will send each stockholder a proxy   notify the company, in writing,
                            statement containing information     within a period of no less than 20
                            required by the SEC. A stockholder   business days and no more than 45
                            following the procedures described   business days from the effective
                            in this prospectus is given the      date of the post-effective
                            right to convert his or her shares   amendment, to decide whether he or
                            into his or her pro rata share of    she elects to remain a stockholder
                            the trust fund. However, a           of the company or require the
                            stockholder who does not follow      return of his or her investment. If
                            these procedures or a stockholder    the company has not received the
                            who does not take any action would   notification by the end of the 45th
                            not be entitled to the return of     business day, funds and interest or
                            any funds.                           dividends, if any, held in the
                                                                 trust or escrow account would
                                                                 automatically be returned to the
                                                                 stockholder. Unless a sufficient
                                                                 number of investors elect to remain
                                                                 investors, all of the deposited
                                                                 funds in the escrow account must be
                                                                 returned to all investors and none
                                                                 of the securities will be issued.

Business combination        A business combination must occur    An acquisition must be consummated
deadline                    within 18 months after the           within 18 months after the
                            consummation of this offering or     effective date of the initial
                            within 24 months after the           registration statement.
                            consummation of this offering if a
                            letter of intent or definitive
                            agreement relating to a prospective
                            business combination was entered
                            into prior to the end of the
                            18-month period.

Release of funds            The proceeds held in the trust       The proceeds held in the escrow
                            account will not be released until   account would not be released until
                            the earlier of the completion of a   the earlier of the completion of a
                            business combination or our          business combination or the failure
                            liquidation upon failure to effect   to effect a business combination
                            a business combination within the    within the allotted time.
                            allotted time.

                                   MANAGEMENT

Directors and Executive Officers

      Our current directors and executive officers are as follows:

 Name                              Age     Position
 ----                              ---     --------
Chih T. Cheung...................  33      Chairman of the Board
James Z. Li......................  36      Chief Executive Officer and Director
James Preissler..................  33      Chief Financial Officer and Secretary
Dr. Jian Gao.....................  54      Director
James T. Mauck...................  45      Director

      Chih T. Cheung has served as our chairman of the board since our inception. Mr. Cheung has served as senior advisor to the chairman of Chinatrust Commercial Bank, a leading commercial bank in Greater China, with operations in the United States, Hong Kong, Japan, China and elsewhere, since March 2003. Prior to this, Mr. Cheung co-founded and was the chief executive officer of HelloAsia Corporation, a company which provided outsourced marketing and communications software to corporations in Asia, from its inception in 1999 until February 2002. In February 2002, Mr. Cheung negotiated the merger of HelloAsia into Brience, Inc., a mobile integration software company, and served as executive vice president of Brience until February 2003. Prior to forming HelloAsia, Mr. Cheung co-founded and was the chief executive officer of Crimson Solutions, a technology company providing web-based recruiting and career management platforms for universities and corporations, from 1997 until 1998. Mr. Cheung graduated from Harvard College (summa cum laude), received an A.M. from Harvard Graduate School of Arts and Sciences, a J.D. from Harvard Law School and an M.B.A. from Harvard Business School.

      James Z. Li has served as our chief executive officer since our inception. Mr. Li has served as a managing director of E. J. McKay & Co., Inc., a cross-border mergers and acquisitions advisory and corporate strategy consulting firm specializing in China related transactions, since December 2001. From June 2000 until November 2001, he served as chairman of the board and chief executive officer of MandaChina.com, Inc., an internet and software company. From January 2000 to May 2000, Mr. Li was a consultant with McKinsey & Company and from October 1997 to December 1999, he provided private consulting services to various companies. From 1995 through 1997, Mr. Li was general manager, China Operations, for Elin Energieversorgung GmbH, an international power engineering group based in Beijing. Mr. Li received an A.B. from Harvard University, an M.Sc. from Oxford University and an M.B.A. from the University of Chicago.

      James Preissler has served as our chief financial officer and secretary since our inception. Mr. Preissler has been an associate director of research for Majestic Research, a New York-based independent research boutique firm focused on proprietary research for hedge funds and institutional investors, since March 2003. From March 2002 to February 2003, he served as a head of the digital media research group of Investec, an investment bank specializing on mid-cap growth companies in the United States and Europe. From June 2001 to March 2002, he was a self employed investor relations and strategy consultant. From March 2000 to June 2001, he served as the acting chief financial officer and director of strategy of HelloAsia. Mr. Preissler received his B.A. from Yale University.


      Dr. Jian Gao has been a member of our board of directors since our inception. Dr. Gao has served as the deputy governor of the China Development Bank, a government owned policy bank in the PRC, since July 2003. From April 2001 to July 2003, he was the chief representative for the Hong Kong Representative Office of the China Development Bank and was also assistant to the head of the Funds Bureau. From October 1998 to April 2001, he was the chief economist, the head of the Funds Bureau and, concurrently, the chief representative of the Hong Kong Representative Office of the China Development Bank. From April 1994 to October 1998, he was the head of the State Liabilities Department and the head of the Department of Treaty and Law of the Ministry of Finance. From January 1989 to April 1994, he had been the deputy head of the Department of Treaty and Law of the Ministry of Finance and the deputy head of the State Liabilities Management Department. Dr. Gao has also been a director of China Petroleum & Chemical Corporation, an integrated petroleum and petrochemical company with securities listed on the New York, London and Hong Kong Stock Exchanges, since April 2004. Dr. Gao received an M.S. from the Beijing College of Political Science and Law, a Ph.D. from the Fiscal Research Institute of China and was a Post Doctorate Fellow at Harvard University.


      James T. Mauck has been a member of our board of directors since our inception. Mr. Mauck has been affiliated with R.R. Donnelley, a United States-based company providing a full range of print and related services, for more than ten years including acting as senior vice president of R.R. Donnelley Europe and managing director of R.R. Donnelley Continental Europe from 1994 to 1996, as president of RR Donnelley Europe from 1996 to March 2003 and most recently as president of R.R. Donnelley Asia since March 2003. He has also been a director of Security Capital European Realty, a holding company that owns and operates self-storage facilities and offices for multi-national companies in Europe, since June 1994. Mr. Mauck received a B.B.A. from the University of Iowa and an M.B.A. from the University of Chicago.

      Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of James T. Mauck, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Dr. Jian Gao, will expire at the second annual meeting. The term of office of the third class of directors, consisting of Chih T. Cheung and James Z. Li, will expire at the third annual meeting. These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition. None of these individuals has been a principal of a public company or blank check company that executed a business plan similar to our business plan. However, we believe that the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transactional expertise should enable them to successfully identify and effect an acquisition.

Special Advisors


      We have a board of advisors consisting of three individuals with expertise with Chinese companies. Although we do not intend to rely substantially on these individuals in order to accomplish our business purpose, we anticipate that they will advise us concerning our acquisition of a target business and, possibly, the operations of the target business after a business combination. Each of our advisors are employed by or affiliated with organizations other than us and have other commitments that may conflict or compete with our interests. Our current advisors and their respective biographies are set forth below:


      Peter F. Tufo has served as an advisory partner with E. J. McKay & Co., Inc., a cross-border mergers and acquisitions advisory and corporate strategy consulting firm specializing in China-related transactions, since January 2002. He also founded Tufo Associates, Inc., a private consulting firm, in June 2001 and has provided private consulting services since its founding. Prior to this, Mr. Tufo served as the ambassador for the United States to the Republic of Hungary from November 1997 to April 2001. From October 1990 to November 1997, Mr. Tufo was an attorney at Milbank, Tweed, Hadley & McCloy, LLC, a New York-based law firm, and from January 1993 to August 1996, he was a managing director of investment banking at Merrill Lynch. Mr. Tufo received his B.A. from Beloit College and a J.D. from Yale Law School.

      Vincent Lin has served as the president of Goldsun Computer & Communication Co., Ltd., a provider of software and network services for large companies, including financial institutions, in China, since October 1999. He has also been the president of Azure International Incorporated, a company engaged in real estate development, venture capital and the international transfer of technology, since July 1997. Mr. Lin has been deputy chairman of the board of directors of MultiVision Systems & Networks Ltd., a company listed on the Stock Exchange of Singapore that builds and implements video surveillance products and solutions in China, since September 2002. He has also been a board member of the Armarda Group Ltd., a company listed on the Stock Exchange of Singapore that provides an integrated suite of services for the banking and financial services industry in China, since its inception in November 2001 and of e-Skylink Telecommunications Co., Ltd., a provider of EDI/B2B solutions and services in Taiwan and the PRC, since September 1998. Mr. Lin received a B.S. from Georgetown University and a J.D. from the University of California's Hastings College of Law.

      Raymond Chang has served as the managing partner for C2 Capital Limited, a financial advisory firm dedicated to emerging growth companies in Greater China, since he founded it in January 2004. He has also been a member of the board of directors of Pacific Media PLC, a London Stock Exchange-listed media retail company serving both businesses and consumers throughout Asia, since May 2004. Prior to founding C2 Capital, Mr. Chang was the co-founder of GigaMedia Ltd., a Nasdaq-listed a provider of broadband and entertainment services, and served as its chief executive officer from September 1997 until December 2003. He has also served as an associate at McKinsey & Company's Greater China office, special assistant to the chairman of Koos Development Corp., a private venture capital firm, and an associate at the United Nations. Mr. Chang received a B.A. from New York University and an M.P.P.M. from Yale University.

Executive Compensation

      No executive officer has received any cash compensation for services rendered. No compensation of any kind, including finder's and consulting fees, will be paid to any of our existing stockholders, including our directors, officers and special advisors or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, such individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because none of our directors will be deemed "independent," we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.


Conflicts of Interest

      Potential investors should be aware of the following potential conflicts of interest:

      o None of our officers or directors are required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating management time among various business activities.


      o In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a more complete description of our management's other affiliations, see the previous section entitled "Directors and Executive Officers".


      o Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us.

      o Since our directors own shares of our common stock which will be released from escrow only if a business combination is successfully completed, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business, completing a business combination in a timely manner and securing the release of their stock.

      In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

      o     the corporation could financially undertake the opportunity;

      o     the opportunity is within the corporation's line of business; and

      o it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

      Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

      In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers, directors and special advisors has agreed, until the earlier of a business combination, our liquidation or such time as he ceases to be an officer or director, to present to us for our consideration, prior to presentation to any other entity, any suitable business opportunity which may reasonably be required to be presented to us.

      In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers, directors and special advisors, have agreed to vote their respective shares of common stock which were owned prior to this offering in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution but only with respect to those shares of common stock acquired by them prior to this offering.

      To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our existing stockholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our stockholders from a financial point of view.

                             PRINCIPAL STOCKHOLDERS


      The following table sets forth information regarding the beneficial ownership of our common stock as of November 10, 2004, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming they do not purchase units in this offering), by:


      o each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

      o     each of our officers and directors; and

      o     all our officers and directors as a group.

      Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

                                                                                        Approximate Percentage
                                                                    Amount and       of Outstanding Common Stock
                                                                     Nature of       ---------------------------
                                                                    Beneficial         Before           After
Name and Address of Beneficial Owner(1)                              Ownership        Offering         Offering
---------------------------------------                             ----------        --------         --------
Chih T. Cheung...................................................     216,000           28.8%            5.8%
James Z. Li......................................................     216,000           28.8%            5.8%
James Preissler..................................................      96,750           12.9%            2.6%
Perfect Blazon Co., Ltd. (2).....................................      75,000           10.0%            2.0%
Dr. Jian Gao(3)..................................................      56,250            7.5%            1.5%
James T. Mauck(4)................................................      56,250            7.5%            1.5%
All directors and executive officers as a group (5 individuals)..     641,250           85.5%           17.1%

----------
(1) Unless otherwise noted, the business address of each of the following is 4 Columbus Circle, 5th Floor, New York, New York 10019.

(2) The business address of Perfect Blazon Co., Ltd. is ATC Trustees (BVI) Limited, 2nd Floor, Abbott Building, Road Town, Tortola, British Virgin Islands. Philip Wu, the first director of Perfect Blazon Co., exercises voting and dispositive power of the securities held by Perfect Blazon Co.

(3) The business address of Dr. Gao is China Development Bank, 29 Fuchengmenwai Street, Xicheng District, Beijing 100037, People's Republic of China.

(4) The business address of Mr. Mauck is R.R. Donnelley, Room 1001, One Corporate Avenue, No. 222 Hu Bing Road, Shanghai, People's Republic of China, 200021.

      Immediately after this offering, our existing stockholders, which include all of our officers and directors, collectively, will beneficially own 20% of the then issued and outstanding shares of our common stock. Because of this ownership block, these stockholders may be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

      All of the shares of our common stock outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until the earliest of:

      o     three years following the date of this prospectus;

      o     our liquidation; or

      o the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except to their spouses and children or trusts established for their benefit, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the date of this prospectus.

      Chih T. Cheung, James Z. Li and James Preissler have agreed with EarlyBirdCapital that after this offering is completed and within the first forty trading days after separate trading of the warrants has commenced, they or certain of their affiliates or designees will collectively purchase up to 1,000,000 warrants in the public marketplace at prices not to exceed $0.65 per warrant. They have further agreed that any warrants purchased by them or their affiliates or designees will not be sold or transferred until after we have completed a business combination. The warrants may trade separately on the 90th day after the date of this prospectus unless EarlyBirdCapital determines that an earlier date is acceptable. In no event will EarlyBirdCapital allow separate trading of the common stock and warrants until we file a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the proceeds of this offering including any proceeds we receive from the exercise of the over-allotment option if such option is exercised prior to our filing of the Form 8-K. Purchases of warrants demonstrate confidence in our ultimate ability to effect a business combination because the warrants will expire worthless if we are unable to consummate a business combination and are ultimately forced to liquidate.

      Chih T. Cheung, James Z. Li, James Preissler and Perfect Blazon Co., Ltd. may be deemed to be our "parents" and "promoters," as these terms are defined under the Federal securities laws.

                              CERTAIN TRANSACTIONS

      In May 2004, we issued 875,000 shares of our common stock to the individuals set forth below for $25,000 in cash, at an average purchase price of approximately $0.029 per share, as follows:

Name                                             Number of Shares         Relationship to Us
----                                             ----------------         ------------------
Chih T. Cheung.................................       252,000             Chairman of the Board
James Z. Li....................................       252,000             Chief Executive Officer
James Preissler................................       112,875             Chief Financial Officer and Secretary
Perfect Blazon Co., Ltd........................        87,500             Stockholder
Dr. Jian Gao...................................        65,625             Director
James T. Mauck.................................        65,625             Director
Peter F. Tufo..................................        13,125             Special Advisor
Vincent Lin....................................        13,125             Special Advisor
Raymond Chang..................................        13,125             Special Advisor

In July 2004, our initial stockholders contributed to us a total of 125,000 shares of common stock, effectively increasing the average purchase price to $0.033 per share.

      The holders of the majority of these shares will be entitled to make up to two demands that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares may elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain "piggy-back" registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

      BZB Leasing has agreed that, commencing on the effective date of this prospectus through the acquisition of a target business, it will make available to us a small amount of office space and certain office and secretarial services, as we may require from time to time. None of our initial stockholders, including our officers and directors, has any affiliation with BZB Leasing. We have agreed to pay BZB Leasing $7,500 per month for these services. We believe, based on rents and fees for similar services in the New York, New York metropolitan area, that the fee charged by BZB Leasing is at least as favorable as we could have obtained from an unaffiliated person. However, as our directors may not be deemed "independent," we did not have the benefit of disinterested directors approving this transaction.

      Chih T. Cheung, James Z. Li and James Preissler have advanced an aggregate of $70,000 to us as of the date of this prospectus to cover expenses related to this offering. The loans will be payable without interest on the earlier of June 14, 2005 or the consummation of this offering. We intend to repay these loans from the proceeds of this offering not being placed in trust.

      We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

      Other than reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of our existing stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates for services rendered to us prior to or with respect to the business combination.

      All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our uninterested "independent" directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel.

                            DESCRIPTION OF SECURITIES

General

      We are authorized to issue 20,000,000 shares of common stock, par value $.0001, and 1,000,000 shares of preferred stock, par value $.0001. As of the date of this prospectus, 750,000 shares of common stock are outstanding, held by nine recordholders. No shares of preferred stock are currently outstanding.

Units

      Each unit consists of one share of common stock and two warrants. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants will begin to trade separately on the 90th day after the date of this prospectus unless EarlyBirdCapital informs us of its decision to allow earlier separate trading, provided that in no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K.

Common stock

      Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the public stockholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders, officers and directors. Additionally, our existing stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

      We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights discussed below.

      Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

      If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust fund, inclusive of any interest, and any net assets remaining available for distribution to them after payment of liabilities. Our existing stockholders have agreed to waive their rights to share in any distribution with respect to common stock owned by them prior to the offering if we are forced to liquidate.

      Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust fund if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust fund still have the right to exercise the warrants that they received as part of the units.

Preferred stock

      Our certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust fund, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

      No warrants are currently outstanding. When issued, each warrant will entitle the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

      o     the completion of a business combination; or

      o     one year from the date of this prospectus.

The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City time.

      We may call the warrants for redemption, with EarlyBirdCapital's prior consent

      o     in whole and not in part,

      o at a price of $.01 per warrant at any time after the warrants become exercisable,

      o upon not less than 30 days' prior written notice of redemption to each warrantholder, and

      o if, and only if, the reported last sale price of the common stock equals or exceeds $8.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrantholders.

      The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

      The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

      The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrantholders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

      No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and to use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.


      No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.


Purchase Option


      We have agreed to sell to the representative of the underwriters an option to purchase up to a total of 150,000 units at a per-unit price of $9.90. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $6.25 (125% of the exercise price of the warrants included in the units sold in the offering). For a more complete description of the purchase option, see the section below entitled "Underwriting--Purchase Option."


Dividends

      We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

      The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Shares Eligible for Future Sale

      Immediately after this offering, we will have 3,750,000 shares of common stock outstanding, or 4,200,000 shares if the underwriters' over-allotment option is exercised in full. Of these shares, the 3,000,000 shares sold in this offering, or 3,450,000 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 750,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those will be eligible for sale under Rule 144 prior to May 7, 2005. Notwithstanding this, all of those shares have been placed in escrow and will not be transferable for a period of three years from the date of this prospectus and will only be released prior to that date subject to certain limited exceptions.

      Rule 144

      In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

      o 1% of the number of shares of common stock then outstanding, which will equal 37,500 shares immediately after this offering (or 42,000 if the underwriters exercise their over-allotment option); and

      o the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

      Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

      Rule 144(k)

      Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

      SEC Position on Rule 144 Sales

      The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an "underwriter" under the Securities Act when reselling the securities of a blank check company. Accordingly, the Securities and Exchange Commission believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

      Registration Rights

      The holders of our 750,000 issued and outstanding shares of common stock on the date of this prospectus will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these shares are entitled to make up to two demands that we register these shares. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain "piggy-back" registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

                                  UNDERWRITING

      In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which EarlyBirdCapital is acting as representative, have severally, and not jointly, agreed to purchase on a firm commitment basis the number of units offered in this offering set forth opposite their respective names below:

Underwriters                                                  Number of Units
------------                                                  ---------------
EarlyBirdCapital, Inc......................................

      Total................................................   ---------------

      A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

State Blue Sky Information


      We will offer and sell the units to retail customers only in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, Maryland, New York and Rhode Island. In New York and Hawaii, we have relied on exemptions from the state registration requirements for transactions between an issuer and an underwriter involving a firm-commitment underwritten offering. In the other states, we have applied to have the units registered for sale and will not sell the units in these states until such registration is effective (including in Colorado, pursuant to 11-51-302(6) of the Colorado Revised Statutes).

      If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above. Institutional investors in every state except in Idaho and South Dakota may purchase the units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states. The definition of an "institutional investor" varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

      Under the National Securities Markets Improvement Act of 1996, the resale of the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, are exempt from state registration requirements because we will file periodic and annual reports under the Securities Exchange Act of 1934. However, states are permitted to require notice filings and collect fees with regard to these transactions and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid. The following states do not presently require any notice filings or fee payments and permit the resale of the units, and the common stock and warrants comprising the units, once they become separately transferable:

      o Alabama, Arizona, Colorado, Connecticut, Florida, Georgia, Hawaii, Indiana, Louisiana, Maine, Missouri, Nevada, New York, North Carolina, Ohio, Pennsylvania, Utah, Virginia, Washington, and Wisconsin.

Additionally, the following states permit the resale of the units, and the common stock and warrants comprising the units, once they become separately transferable, if the proper notice filings have been made and fees paid:

      o Delaware, the District of Columbia, Kansas, Maryland, Michigan, New Hampshire, Rhode Island, South Carolina, Texas and Vermont.

As of the date of this prospectus, we have not determined in which, if any, of these states we will submit the required filings or pay the required fee. Additionally, if any of these states that has not yet adopted a statute relating to the National Securities Markets Improvement Act adopts such a statute in the future requiring a filing or fee or if any state amends its existing statutes with respect to its requirements, we would need to comply with those new requirements in order for the securities to continue to be eligible for resale in those jurisdictions.

      Despite the exemption from state registration provided by the National Securities Markets Improvement Act, described above, the following states, regardless of whether they require a filing to be made or fee to be paid, have advised us that they do not recognize this act as a basis for exempting the registration of resales in their states of securities issued in blank check offerings:

      o Alaska, Arkansas, California, Illinois, Iowa, Kentucky, Massachusetts, Minnesota, Mississippi, Montana, Nebraska, New Jersey, New Mexico, North Dakota, Oklahoma, Oregon, Puerto Rico, Tennessee, West Virginia and Wyoming.

We do not intend to register the resale of the securities sold in this offering in these states.

      However, we believe that the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, will be eligible for sale on a secondary market basis in each of the following states, without any notice filings or fee payments, based upon the availability of another applicable exemption from the state's registration requirements:

            o immediately in Delaware, the District of Columbia, Illinois, Kentucky, Maryland and Rhode Island;

            o commencing 90 days after the date of this prospectus in Iowa and New Mexico; and

            o commencing 180 days from the date of this prospectus in Massachusetts.


      Idaho and South Dakota have informed us that they do not permit the resale in their states of securities issued in blank check offerings, without exception. We will amend this prospectus for the purpose of disclosing additional states, if any, which advise us that our securities will be eligible for secondary trading without registration.

Pricing of Securities

      We have been advised by the representative that the underwriters propose to offer the units to the public at the initial offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $___ per unit and the dealers may reallow a concession not in excess of $____ per unit to other dealers.

      Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

      o the history and prospects of companies whose principal business is the acquisition of other companies;

      o     prior offerings of those companies;

      o our prospects for acquiring an operating business at attractive values;

      o     our capital structure;

      o an assessment of our management and their experience in identifying operating companies;

      o general conditions of the securities markets at the time of the offering; and

      o     other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-Allotment Option

      We have also granted to the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 450,000 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The underwriters may exercise that option if the underwriters sell more units than the total number set forth in the table above. If any units underlying the option are purchased, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

Commissions and Discounts

      The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

                                        Per unit   Without option    With option
                                        --------   --------------    -----------
Public offering price..................   $6.00      $18,000,000     $20,700,000
Discount...............................   $0.48      $ 1,440,000     $ 1,656,000
Non-accountable Expense Allowance(1)...   $0.12      $   360,000     $   360,000
Proceeds before expenses(2)............   $5.40      $16,200,000     $18,684,000
----------
(1) The non-accountable expense allowance is not payable with respect to the units sold upon exercise of the underwriters' over-allotment option.

(2) The offering expenses are estimated at $400,000 or $427,000 in the event the underwriters' over-allotment option is exercised in full.

Purchase Option


      We have agreed to sell to the representative, for $100, an option to purchase up to a total of 150,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $6.25 (125% of the exercise price of the warrants included in the units sold in the offering). This option is exercisable at $9.90 per unit commencing on the later of the consummation of a business combination or one year from the date of this prospectus and expiring five years from the date of this prospectus. The option and the 150,000 units, the 150,000 shares of common stock and the 300,000 warrants underlying such units, and the 300,000 shares of common stock underlying such warrants, have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Additionally, the underwriters have agreed that the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of this prospectus. However, the option may be transferred to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part of, the option grants to holders demand and "piggy back" rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.


Regulatory Restrictions on Purchase of Securities

      Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. However, the underwriters may engage in the following activities in accordance with the rules:

o Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities, so long as stabilizing bids do not exceed a specified maximum.

o Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our securities by selling more of our securities than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our securities in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.

o Penalty Bids. The representative may reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

      Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of the securities if it discourages resales of the securities.

      Neither we nor the underwriters makes any representation or prediction as to the effect that the transactions described above may have on the prices of the securities. These transactions may occur on the OTC Bulletin Board, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Terms

      Although they are not obligated to do so, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future, but there are no preliminary agreements or understandings between any of the underwriters and any potential targets. We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, but if we do, we may pay the underwriters a finder's fee that would be determined at that time in an arm's length negotiation where the terms would be fair and reasonable to each of the interested parties; provided that no agreement will be entered into and no fee will be paid prior to the one year anniversary of the date of this prospectus.

Indemnification

      We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

                                  LEGAL MATTERS

      The validity of the securities offered in this prospectus are being passed upon for us by Graubard Miller, New York, New York. Davis & Gilbert LLP, New York, New York, is acting as counsel for the underwriters in this offering.

                                     EXPERTS

      The financial statements included in this prospectus and in the registration statement have been audited by Goldstein Golub Kessler LLP, independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of Goldstein Golub Kessler LLP are included in reliance upon their report given upon the authority of Goldstein Golub Kessler LLP as experts in auditing and accounting.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

      We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

                     China Unistone Acquisition Corporation
                    (a corporation in the development stage)

                          Index to Financial Statements

Report of Independent Registered Public Accounting Firm..............        F-2

Financial statements
  Balance Sheet......................................................        F-3
  Statement of Operations............................................        F-4
  Statement of Stockholders' Equity..................................        F-5
  Statement of Cash Flows............................................        F-6

Notes to Financial Statements........................................  F-7 - F-9

             Report of Independent Registered Public Accounting Firm

To the Board of Directors
China Unistone Acquisition Corporation

      We have audited the accompanying balance sheet of China Unistone Acquisition Corporation (a corporation in the development stage) as of June 22, 2004, and the related statements of operations, stockholders' equity and cash flows for the period from May 7, 2004 (inception) to June 22, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of China Unistone Acquisition Corporation as of June 22, 2004, and the results of its operations and cash flows for the period from May 7, 2004 (inception) to June 22, 2004 in conformity with United States generally accepted accounting principles.

/s/ Goldstein Golub Kessler LLP
-------------------------------
Goldstein Golub Kessler LLP
New York, New York

June 23, 2004, except for Note 7 as to which the date is July 14, 2004

                     China Unistone Acquisition Corporation
                    (a corporation in the development stage)

                                  Balance Sheet


                                                                                       September 30, 2004
                                                                   June 22, 2004          (Unaudited)
                                                                   -------------       ------------------
ASSETS
Current asset - Cash ...........................................     $ 69,970               $  5,452
Deferred offering costs ........................................       25,000                101,475
                                                                     --------               --------
Total assets ...................................................     $ 94,970               $106,927
                                                                     ========               ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accrued expenses ...............................................     $    935               $ 13,010
Notes payable, stockholders ....................................       70,000                 70,000
                                                                     --------               --------
Total liabilities ..............................................       70,935                 83,010
                                                                     --------               --------
Commitment
Stockholders' equity
   Preferred stock, $.0001 par value
     Authorized 1,000,000 shares; none issued
   Common stock, $.0001 par value
     Authorized 20,000,000 shares
     Issued and outstanding 750,000 shares .....................           75                     75
   Additional paid-in capital ..................................       24,925                 24,925
   Deficit accumulated during the development stage ............         (965)                (1,083)
                                                                     --------               --------
Total stockholders' equity .....................................       24,035                 23,917
                                                                     --------               --------
Total liabilities and stockholders' equity .....................     $ 94,970               $106,927
                                                                     ========               ========


                       See Notes to Financial Statements

                     China Unistone Acquisition Corporation
                    (a corporation in the development stage)

                             Statement of Operations


                                                                                         May 7, 2004
                                            May 7, 2004        June 23, 2004 to        (inception) to
                                           (inception) to     September 30, 2004     September 30, 2004
                                           June 22, 2004         (Unaudited)             (Unaudited)
                                           -------------      ------------------     ------------------
Formation and operating costs ..........     $     965            $     118              $   1,083
                                             ---------            ---------              ---------
Net loss ...............................     $    (965)           $    (118)             $  (1,083)
                                             =========            =========              =========
Weighted average shares outstanding ....       750,000              750,000                750,000
                                             ---------            ---------              ---------
Net loss per share .....................     $    (.00)           $    (.00)             $   (0.00)
                                             =========            =========              =========


                        See Notes to Financial Statements

                     China Unistone Acquisition Corporation
                    (a corporation in the development stage)

                       Statement of Stockholders' Equity


For the period from May 7, 2004 (inception) to September 30, 2004

                                                                                         Deficit
                                                                                       Accumulated
                                            Common Stock                                During the
                                         --------------------     Addition paid-in     Development     Stockholders'
                                         Shares        Amount        capital              Stage            Equity
                                         ------        ------     ----------------     -----------     -------------
Common shares issued May 7, 2004 at
   $.0333 per share (See Note 7) ...     750,000       $   75       $  24,925                            $  25,000
Net Loss ...........................                                                    $  (965)              (965)
                                         -------       ------       ---------           -------          ---------
Balance at June 22, 2004 ...........     750,000       $   75       $  24,925           $  (965)         $  24,035
                                         =======       ======       =========           =======          =========
(unaudited)
Net loss ...........................                                                       (118)              (118)
                                         -------       ------       ---------           -------          ---------
Balance at September 30, 2004 ......     750,000       $   75       $  24,925           $(1,083)         $  23,917
                                         =======       ======       =========           =======          =========


                        See Notes to Financial Statements

                     China Unistone Acquisition Corporation
                    (a corporation in the development stage)

                             Statement of Cash Flows


                                                                              June 23, 2004           May 7, 2004
                                                          May 7, 2004              To               (inception) to
                                                        (inception) to     September 30, 2004     September 30, 2004
                                                         June 22, 2004         (Unaudited)           (Unaudited)
                                                         -------------         -----------           -----------
Cash flow from operating activities
    Net loss ........................................     $   (965)            $   (118)            $ (1,083)
    Increase in accrued expenses ....................          935                   --                  935
                                                          --------             --------             --------
Net cash used in operating activities ...............          (30)                (118)                (148)
                                                          --------             --------             --------
Cash flows from financing activities
    Proceeds from note payable, stockholder .........       70,000                   --               70,000
    Proceeds from sale of shares of common
        stock .......................................       25,000                   --               25,000
    Payment of costs of the proposed public
        offering ....................................      (25,000)             (64,400)             (89,400)
                                                          --------             --------             --------
Net cash provided by (used in) financing
activities ..........................................       70,000              (64,400)               5,600
                                                          --------             --------             --------
Net increase (decrease) in cash .....................       69,970              (64,518)               5,452

Cash at beginning of period .........................           --               69,970                   --
                                                          --------             --------             --------
Cash at end of period ...............................     $ 69,970             $  5,452             $  5,452
                                                          ========             ========             ========

Supplemental schedule of non cash
  financing activity:

      Accrual of deferred offering costs ............           --             $ 12,075             $ 12,075
                                                          ========             ========             ========


                        See Notes to Financial Statements

                     China Unistone Acquisition Corporation
                    (a corporation in the development stage)


                          Notes to Financial Statements
                  (Information pertaining to the periods ended
                        September 30, 2004 is unaudited)


1.  Organization, Business Operations
    and Significant Accounting
    Policies............................    China      Unistone      Acquisition
                                            Corporation   (the   "Company")  was
                                            incorporated  in  Delaware on May 7,
                                            2004 as a blank check  company whose
                                            objective is to acquire an operating
                                            business   that   has  its   primary
                                            operating  facilities located in the
                                            People's Republic of China.


                                            At June 22, 2004 and  September  30,
                                            2004,   the   Company  had  not  yet
                                            commenced   any   operations.    All
                                            activity through  September 30, 2004
                                            relates to the  Company's  formation
                                            and  the  proposed  public  offering
                                            described  below.  The  Company  has
                                            selected  December  31 as its fiscal
                                            year-end.

                                            The  Company's  ability to  commence
                                            operations   is   contingent    upon
                                            obtaining     adequate     financial
                                            resources  through a proposed public
                                            offering ("Proposed Offering") which
                                            is   discussed   in  Note   2.   The
                                            Company's   management   has   broad
                                            discretion   with   respect  to  the
                                            specific   application  of  the  net
                                            proceeds of this Proposed  Offering,
                                            although  substantially  all  of the
                                            net   proceeds   of  this   Proposed
                                            Offering    are   intended   to   be
                                            generally       applied       toward
                                            consummating a business  combination
                                            with an operating  business that has
                                            its  primary  operating   facilities
                                            located in the People's  Republic of
                                            China   ("Business    Combination").
                                            Furthermore,  there is no  assurance
                                            that  the  Company  will  be able to
                                            successfully   effect   a   Business
                                            Combination. Upon the closing of the
                                            Proposed  Offering,  at least ninety
                                            percent  (90%) of the net  proceeds,
                                            after payment of certain  amounts to
                                            the  underwriter,  will be held in a
                                            trust  account  ("Trust  Fund")  and
                                            invested  in  government  securities
                                            until   the   earlier   of  (i)  the
                                            consummation  of its first  Business
                                            Combination  or (ii)  liquidation of
                                            the  Company.   The   remaining  net
                                            proceeds  (not held in trust) may be
                                            used to pay for business,  legal and
                                            accounting    due    diligence    on
                                            prospective     acquisitions     and
                                            continuing        general        and
                                            administrative     expenses.     The
                                            Company,  after signing a definitive
                                            agreement for the  acquisition  of a
                                            target  business,  will  submit such
                                            transaction      for     stockholder
                                            approval.    In   the   event   that
                                            stockholders  owning  20% or more of
                                            the shares sold in the Offering vote
                                            against the Business Combination and
                                            exercise  their  conversion   rights
                                            described    below,   the   Business
                                            Combination will not be consummated.
                                            All  of the  Company's  stockholders
                                            prior  to  the  Proposed   Offering,
                                            including  all of the  officers  and
                                            directors  of the Company  ("Initial
                                            Stockholders"),  have agreed to vote
                                            their  750,000  founding  shares  of
                                            common stock in accordance  with the
                                            vote of the  majority in interest of
                                            all   other   stockholders   of  the
                                            Company ("Public Stockholders") with
                                            respect to any Business Combination.
                                            After  consummation of the Company's
                                            first Business  Combination,  all of
                                            these  voting   safeguards  will  no
                                            longer be applicable.

                                            With    respect    to   a   Business
                                            Combination  which is  approved  and
                                            consummated,  any Public Stockholder
                                            who  voted   against  the   Business
                                            Combination   may  demand  that  the
                                            Company convert his or

                     China Unistone Acquisition Corporation
                    (a corporation in the development stage)


                    Notes to Financial Statements (continued)
                  (Information pertaining to the periods ended
                        September 30, 2004 is unaudited)


                                            her shares. The per share conversion
                                            price  will  equal the amount in the
                                            Trust Fund as of the record date for
                                            determination     of    stockholders
                                            entitled  to  vote  on the  Business
                                            Combination divided by the number of
                                            shares  of  common   stock  held  by
                                            Public     Stockholders    at    the
                                            consummation    of   the    Proposed
                                            Offering.     Accordingly,    Public
                                            Stockholders  holding  19.99% of the
                                            aggregate  number of shares owned by
                                            all  Public  Stockholders  may  seek
                                            redemption  of their  shares  in the
                                            event  of  a  Business  Combination.
                                            Such   Public    Stockholders    are
                                            entitled to receive  their per share
                                            interest in the Trust Fund  computed
                                            without regard to the shares held by
                                            Initial Stockholders.

                                            The   Company's    Certificate    of
                                            Incorporation provides for mandatory
                                            liquidation of the Company,  without
                                            stockholder  approval,  in the event
                                            that the Company does not consummate
                                            a  Business  Combination  within  18
                                            months   from   the   date   of  the
                                            consummation    of   the    Proposed
                                            Offering,  or  24  months  from  the
                                            consummation    of   the    Proposed
                                            Offering   if   certain    extension
                                            criteria have been satisfied. In the
                                            event of  liquidation,  it is likely
                                            that  the  per  share  value  of the
                                            residual assets remaining  available
                                            for  distribution  (including  Trust
                                            Fund  assets)  will be less than the
                                            initial  public  offering  price per
                                            share  in  the   Proposed   Offering
                                            (assuming no value is  attributed to
                                            the Warrants  contained in the Units
                                            to  be  offered   in  the   Proposed
                                            Offering discussed in Note 2).

                                            Deferred  income  taxes are provided
                                            for  the  differences   between  the
                                            bases of assets and  liabilities for
                                            financial  reporting  and income tax
                                            purposes.  A valuation  allowance is
                                            established when necessary to reduce
                                            deferred  tax  assets to the  amount
                                            expected to be realized.


                                            The  Company   recorded  a  deferred
                                            income  tax asset for the tax effect
                                            of net operating loss  carryforwards
                                            and      temporary      differences,
                                            aggregating  approximately  $330 and
                                            $370 at June 22, 2004 and  September
                                            30,    2004,    respectively.     In
                                            recognition   of   the   uncertainty
                                            regarding  the  ultimate  amount  of
                                            income tax  benefits  to be derived,
                                            the  Company  has  recorded  a  full
                                            valuation   allowance   against  the
                                            related assets.


                                            The  effective tax rate differs from
                                            the statutory rate of 34% due to the
                                            increase in the valuation allowance.

                                            Loss  per  share  is   computed   by
                                            dividing    net    loss    by    the
                                            weighted-average number of shares of
                                            common stock outstanding  during the
                                            period.

                                            The    preparation    of   financial
                                            statements   in   conformity    with
                                            accounting    principles   generally
                                            accepted  in the  United  States  of
                                            America requires  management to make
                                            estimates   and   assumptions   that
                                            affect  the   reported   amounts  of
                                            assets and  liabilities  at the date
                                            of the financial  statements and the
                                            reported  amounts of expenses during
                                            the reporting period. Actual results
                                            could differ from those estimates.

                     China Unistone Acquisition Corporation
                    (a corporation in the development stage)


                    Notes to Financial Statements (concluded)
                  (Information pertaining to the periods ended
                        September 30, 2004 is unaudited)

                                            Management does not believe that any
                                            recently   issued,   but   not   yet
                                            effective,  accounting  standards if
                                            currently   adopted   would  have  a
                                            material effect on the  accompanying
                                            financial statements.

 2.  Proposed Public Offering...........    The Proposed  Offering calls for the
                                            Company to offer for public  sale up
                                            to 3,000,000 units  ("Units").  Each
                                            Unit  consists  of one  share of the
                                            Company's  common stock,  $.0001 par
                                            value,  and  two  Redeemable  Common
                                            Stock       Purchase        Warrants
                                            ("Warrants").   Each   Warrant  will
                                            entitle the holder to purchase  from
                                            the  Company  one  share  of  common
                                            stock at an exercise  price of $5.00
                                            commencing    the   later   of   the
                                            completion of a business combination
                                            with a target  business  or one year
                                            from  the  effective   date  of  the
                                            Proposed  Offering and expiring four
                                            years from the effective date of the
                                            Proposed Offering. The Warrants will
                                            be  redeemable,  upon prior  written
                                            consent of  EarlyBirdCapital,  Inc.,
                                            at a price of $.01 per Warrant  upon
                                            30 days'  notice  after the Warrants
                                            become  exercisable,   only  in  the
                                            event  that the last  sale  price of
                                            the common  stock is at least  $8.50
                                            per  share for any 20  trading  days
                                            within  a  30  trading   day  period
                                            ending on the third day prior to the
                                            date on which  notice of  redemption
                                            is given.

3.   Deferred Offering Costs............    Deferred  offering  costs consist of
                                            legal, accounting,  underwriting and
                                            other  fees  incurred   through  the
                                            balance sheet dates that are related
                                            to the  Proposed  Offering  and that
                                            will be charged to capital  upon the
                                            receipt of the capital raised.


4.   Notes Payable, Stockholders........    The Company  issued an  aggregate of
                                            $70,000  unsecured  promissory notes
                                            to three Initial  Stockholders,  who
                                            are also officers, on June 14, 2004.
                                            The notes are  non-interest  bearing
                                            and are  payable  on the  earlier of
                                            June 14, 2005 or the consummation of
                                            the  Proposed  Offering.  Due to the
                                            short-term  nature of the notes, the
                                            fair value of the notes approximates
                                            their carrying amount.

 5.  Commitment.........................    The   Company   presently   occupies
                                            office  space  provided  by a  third
                                            party.  Such party has agreed  that,
                                            until  the  acquisition  of a target
                                            business  by the  Company,  it  will
                                            make such office  space,  as well as
                                            certain   office   and   secretarial
                                            services,  available to the Company,
                                            as may be  required  by the  Company
                                            from time to time.  The  Company has
                                            agreed to pay such party  $7,500 per
                                            month for such  services  commencing
                                            on  the   effective   date   of  the
                                            Proposed Offering.

6.   Preferred Stock....................    The Company is  authorized  to issue
                                            1,000,000  shares of preferred stock
                                            with such  designations,  voting and
                                            other rights and  preferences as may
                                            be  determined  from time to time by
                                            the Board of Directors.


7.   Common Stock.......................    The   Company    originally   issued
                                            875,000  shares of  common  stock to
                                            the   Initial    Stockholders    for
                                            $25,000.  In July 2004,  the Initial
                                            Stockholders      contributed     an
                                            aggregate   of  125,000   shares  of
                                            common  stock,  at no  cost,  to the
                                            Company.   All   references  in  the
                                            accompanying financial statements to
                                            the  number of shares of stock  have
                                            been   retroactively   restated   to
                                            reflect this transaction.

================================================================================

      Until ______________, 2004, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

      No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

                                   $18,000,000

                     China Unistone Acquisition Corporation

                                 3,000,000 Units

                                   PROSPECTUS

                             EarlyBirdCapital, Inc.

                              _______________, 2004

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

      The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions and the Representative's non-accountable expense allowance) will be as follows:


Initial Trustees' fee .......................................     $  1,000.00(1)
SEC Registration Fee ........................................        7,674.99
NASD filing fee .............................................        6,557.61
Accounting fees and expenses ................................       25,000.00
Printing and engraving expenses .............................       50,000.00
Directors & Officers liability insurance premiums ...........       40,000.00(2)
Legal fees and expenses......................................      180,000.00
Blue sky services and expenses...............................       50,000.00
Miscellaneous................................................       79,767.40(3)
                                                                  -----------
      Total .................................................     $440,000.00
                                                                  ===========


(1) In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to Continental Stock Transfer & Trust Company annual fees of $3,000 for acting as trustee, $4,800 for acting as transfer agent of the registrant's common stock, $2,400 for acting as warrant agent for the registrant's warrants and $1,800 for acting as escrow agent.

(2) This amount represents the approximate amount of Director and Officer liability insurance premiums the registrant anticipates paying following the consummation of its initial public offering and until it consummates a business combination.

(3) This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs as well as travel expenses to and from China and the United States.



Item 14. Indemnification of Directors and Officers.

      Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

      Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

      "Section 145. Indemnification of officers, directors, employees and agents; insurance.

      (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

      (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

      (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

      (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

      (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

      (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

      (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

      (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

      (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      Paragraph B of Article Eighth of our certificate of incorporation provides:

      "The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby."

      Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriter and the Underwriter has agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

      (a) During the past three years, we sold the following shares of common stock without registration under the Securities Act:

             Stockholders                     Number of Shares
             ------------                     ----------------
             Chih T. Cheung                       252,000

             James Z. Li                          252,000

             James Preissler                      112,875

             Perfect Blazon Co., Ltd.              87,500

             Dr. Jian Gao                          65,625

             James T. Mauck                        65,625

             Raymond Chang                         13,125

             Vincent Lin                           13,125

             Peter F. Tufo                         13,125

      Such shares were issued in May 2004 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated, wealthy individuals. The shares issued to the individuals above were sold for $25,000 at an average purchase price of approximately $0.029 per share. No underwriting discounts or commissions were paid with respect to such sales. In July 2004, the individuals above contributed an aggregate of 125,000 shares of common stock to us, effectively increasing the purchase price to approximately $0.033 per share.

Item 16. Exhibits and Financial Statement Schedules.

      (a) The following exhibits are filed as part of this Registration
Statement:


  Exhibit No.   Description
  -----------   -----------
      1.1       Form of Underwriting Agreement.

      1.2*      Form of Selected Dealers Agreement.

      3.1*      Certificate of Incorporation.

      3.2*      By-laws.

      4.1*      Specimen Unit Certificate.

      4.2*      Specimen Common Stock Certificate.

      4.3*      Specimen Warrant Certificate.


      4.4       Form of Unit Purchase Option to be granted to Representative.


      4.5 Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.


      5.1       Opinion of Graubard Miller.


      10.1* Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and Chih T. Cheung.

      10.2* Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and James Z. Li.

      10.3* Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and Dr. Jian Gao.

      10.4* Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and James T. Mauck.

      10.5* Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and James Preissler.

      10.6* Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and Peter F. Tufo.

      10.7* Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and Vincent Lin.

      10.8* Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and Raymond Chang.

      10.9* Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and Perfect Blazon Co., Ltd.


      10.10* Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.


      10.11* Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholders.

      10.12* Form of Letter Agreement between BZB Leasing, Inc. and Registrant regarding administrative support.

      10.13* Form of Promissory Note, dated June 14, 2004, in the principal amount of $23,333.33 issued to each of Chih T. Cheung, James Z. Li and James Preissler.

      10.14* Form of Registration Rights Agreement among the Registrant and the Initial Stockholders.

      10.15* Warrant Purchase Agreement among Chih T. Cheung, James Z. Li, James Preissler and EarlyBirdCapital, Inc.

      23.1      Consent of Goldstein Golub Kessler LLP.


      23.2      Consent of Graubard Miller (included in Exhibit 5.1).


      24* Power of Attorney (included on signature page of this Registration Statement).

----------
*     Previously filed.



Item 17. Undertakings.

      (a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (d) The undersigned registrant hereby undertakes that:

            (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

            (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES



      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 10th of November, 2004.


                                          CHINA UNISTONE ACQUISITION CORPORATION

                                      By: /s/ James Z. Li
                                          --------------------------------------
                                          James Z. Li
                                          Chief Executive Officer
                                          (Principal Executive Officer)

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Name                                Position                        Date
----                                --------                        ----


/s/ James Z. Li        Chief Executive Officer (Principal      November 10, 2004
-------------------    Executive Officer) and Director
James Z. Li

/s/ James Preissler    Chief Financial Officer (Principal      November 10, 2004
-------------------    Financial and Accounting Officer) and
James Preissler        Secretary

/s/ Chih T. Cheung*    Director                                November 10, 2004
-------------------
Chih T. Cheung

/s/ Jian Gao*          Director                                November 10, 2004
-------------------
Dr. Jian Gao

/s/ James T. Mauck*    Director                                November 10, 2004
-------------------
James T. Mauck


---------
* By James Preissler, Power of Attorney

                                 EXHIBIT INDEX


  Exhibit No.   Description
  -----------   -----------
      1.1       Form of Underwriting Agreement.

      1.2*      Form of Selected Dealers Agreement.

      3.1*      Certificate of Incorporation.

      3.2*      By-laws.

      4.1*      Specimen Unit Certificate.

      4.2*      Specimen Common Stock Certificate.

      4.3*      Specimen Warrant Certificate.


      4.4       Form of Unit Purchase Option to be granted to Representative.


      4.5 Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.


      5.1       Opinion of Graubard Miller.


      10.1* Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and Chih T. Cheung.

      10.2* Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and James Z. Li.

      10.3* Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and Dr. Jian Gao.

      10.4* Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and James T. Mauck.

      10.5* Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and James Preissler.

      10.6* Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and Peter F. Tufo.

      10.7* Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and Vincent Lin.

      10.8* Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and Raymond Chang.

      10.9* Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and Perfect Blazon Co., Ltd.

      10.10 Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.

      10.11* Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholders.

      10.12* Form of Letter Agreement between BZB Leasing, Inc. and Registrant regarding administrative support.

      10.13* Form of Promissory Note, dated June 14, 2004, in the principal amount of $23,333.33 issued to each of Chih T. Cheung, James Z. Li and James Preissler.

      10.14* Form of Registration Rights Agreement among the Registrant and the Initial Stockholders.

      10.15* Warrant Purchase Agreement among Chih T. Cheung, James Z. Li, James Preissler and EarlyBirdCapital, Inc.

      23.1      Consent of Goldstein Golub Kessler LLP.


      23.2      Consent of Graubard Miller (included in Exhibit 5.1).


      24* Power of Attorney (included on signature page of this Registration Statement).

----------
*     Previously filed.